UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

NEW JERSEY RESOURCES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 21, 2009
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
STOCK OWNERSHIP
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD
INFORMATION ABOUT THE BOARD’S COMMITTEES
AUDIT COMMITTEE REPORT
DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

NEW JERSEY RESOURCES CORPORATION
1415 Wyckoff Road
Wall, New Jersey 07719

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 21, 2009

The Annual Meeting (the “Meeting”) of Shareholders of New Jersey Resources Corporation will be held at 10:30 a.m., Wednesday, January 21, 2009, at the Hilton Parsippany, 1 Hilton Court, Parsippany, New Jersey 07054, for the following purposes:

1. To elect as directors the four nominees to the Board of Directors named in the attached proxy statement, for terms expiring in 2012;

2. To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009; and

3. To transact any other business that may properly be brought before the Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on November 24, 2008, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

In accordance with the new rules approved by the Securities and Exchange Commission, this year we are furnishing proxy materials to our shareholders over the Internet. You may read, print and download our Annual Report and Proxy Statement at http://investor.njresources.com/annual-proxy.cfm. On or about December 12, 2008, we mailed our shareholders a notice containing instructions on how to access our 2008 Proxy Statement and Annual Report and vote online or by telephone. The notice also provides instructions on how you can request a paper copy of these documents if you desire.

A cordial invitation is extended to you to attend the Meeting. Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. If you received a paper copy of the proxy card or voting instruction by mail, you can vote by signing, dating, and returning the enclosed proxy card or voting instruction. Registered shareholders and participants in plans holding shares of our Common Stock may vote by telephone or over the Internet. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the proxy card. Beneficial owners of shares of our Common Stock held in street name through a bank or brokerage account should follow the enclosed voting instruction for voting their shares. I hope you will be able to attend the Meeting, but even if you cannot, please vote your shares as promptly as possible. Thank you.

RHONDA M. FIGUEROA
Corporate Secretary

Wall, New Jersey
December 12, 2008

PROXY STATEMENT

NEW JERSEY RESOURCES CORPORATION
1415 Wyckoff Road
Wall, New Jersey 07719

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 21, 2009

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the “Meeting”) of Shareholders of New Jersey Resources Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the “Board”) has designated the Hilton Parsippany, 1 Hilton Court, Parsippany, New Jersey 07054, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, January 21, 2009. The Board solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “New Jersey Resources,” “we,” “us,” “our” or “the Company” means New Jersey Resources Corporation.

Our Board of Directors is making these materials available to you on the Internet or, upon your request, delivering printed versions of these materials to you by mail. On or about December 12, 2008, we mailed a notice to shareholders containing instructions on how to access the Proxy Statement and Annual Report and vote.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Who is asking for my vote and why am I receiving this document?

The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

2.	Who is entitled to vote?

Only holders of record of outstanding shares of our common stock (the “Common Stock”) at the close of business on November 24, 2008, are entitled to notice of and to vote at the Meeting. At the close of business on November 24, 2008, there were 42,120,543 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote.

3.	What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Ms. Rhonda M. Figueroa and Mr. Laurence M. Downes have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

4.	What is a voting instruction?

A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

5.	What am I voting on?

You will be voting on each of the following items of business:

• The election as directors of the four nominees named in this Proxy Statement for terms expiring in 2012;

• The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009; and

• Any other business that may properly come before the Meeting or any adjournments or postponements thereof.

6.	How many votes must be present to hold the Meeting?

In order for the meeting to be conducted, a majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions, withheld votes and shares of record held by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the existence of a quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

7.	What vote is needed to elect the four directors?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.

8.	What vote is needed to ratify the appointment by the Audit Committee of Deloitte & Touche LLP?

The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

9.	What are the voting recommendations of the Board?

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES FOR THE BOARD AND FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP.

10.	How do I vote?

Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker or other nominee) or employees who hold Common Stock through our New Jersey Resources Employees’ Retirement Savings Plan (“401(k) Plan”) may vote in person at the Meeting or by proxy. Registered shareholders and employees who own Common Stock through our 401(k) Plan have three ways to vote by proxy:

• By mail — if you received your proxy materials by mail, complete, properly sign, date and mail the enclosed proxy card or voting instruction.

• By Internet — connect to the Internet at http://www.proxyvote.com and follow the instructions included on the proxy card or voting instruction.

• By telephone — call 1-800-690-6903 and follow the instructions included on the proxy card or voting instruction.

Registered shareholders and participants in plans holding shares of Common Stock are urged to deliver proxies or voting instructions by calling the toll-free telephone number, by using the Internet, or by completing and mailing the proxy card or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their proxies or voting instructions, and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. If you received your proxy materials by mail, registered shareholders and plan participants may also send their proxies or voting instructions by completing, signing, and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope.

Shareholders who hold Common Stock through banks, brokers or other nominees (“street name shareholders”) who wish to vote at the Meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction, or otherwise by completing, dating and signing the voting instruction and returning it promptly in the enclosed prepaid envelope.

The deadline for voting electronically through the Internet or by telephone is 11:59 p.m., Eastern Standard Time, on January 20, 2009.

11.	Can I attend the Meeting?

Yes. The Meeting is open to all holders of our Common Stock as of the record date, November 24, 2008. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices or other electronic devices at the Meeting.

12.	How will my shares be voted if I sign, date and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

Shareholders should specify their choice for each matter on the enclosed proxy. The proxies solicited by this Proxy Statement vest in the proxy holders’ voting rights with respect to the election of directors (unless the shareholder marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting.

Unless otherwise directed in the enclosed proxy card, the persons named as proxies therein will vote all properly executed, returned and not-revoked proxy cards or voting instruction cards (1) “FOR” the election of the four director nominees listed thereon and (2) “FOR” the proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009, with the following two exceptions:

• shares of Common Stock held in our 401(k) Plan for which no direction is provided on a properly executed, returned and not revoked voting instruction card will be voted proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received with respect to such proposals, and

• shares of Common Stock held in our 401(k) Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received.

As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board may recommend, or otherwise in the proxy holders’ discretion. The Board does not presently know of any other such business.

13.	How will my shares be voted if I do not return my proxy card or my voting instruction?

It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, as explained under “6. How many votes must be present to hold the Meeting” above, unless you attend the Meeting to vote them in person.

If you own your shares of Common Stock in street name, which means that your shares are registered in the name of your bank, broker or its nominee, your shares may be voted even if you do not provide your bank, broker or other nominee with voting instructions. Under the rules of the New York Stock Exchange, or NYSE, your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. The rules of the NYSE, however, do not permit your broker to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a “broker non-vote.”

Based on the rules of the NYSE, we believe that the election of directors and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP are routine matters for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares (1) “FOR” the election of the four director nominees named in the Proxy Statement and (2) “FOR” the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm.

14.	How are abstentions and broker non-votes counted?

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast “for” or “against” are included. As described above, where brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Meeting, will be treated as present for purposes of determining whether a quorum is present at the Meeting. Broker non-votes and withheld votes will not be included in the vote total for the proposal to elect the nominees for director and will not affect the outcome of the vote for this proposal. In addition, under New Jersey law and the rules of the NYSE, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against the ratification of the appointment of Deloitte & Touche LLP.

15.	What if I change my mind after I vote?

Whether you vote by telephone, Internet or by mail, you may later change or revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy with a later date, (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Meeting. See the enclosed proxy card for instructions. Attendance at the Meeting will not by itself revoke a previously granted proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee, in order to change or revoke your previously given proxy.

16.	Who pays the cost of proxy solicitation?

All expenses of soliciting proxies, including clerical work, printing and postage will be paid by us. Proxies may be solicited personally or by mail, telephone, facsimile or Internet by our officers and other regular employees, but we will not pay any compensation for such solicitations. In addition, we have agreed to pay The Altman Group, Inc. a fee of $5,500 plus reasonable expenses for proxy solicitation services. We will also reimburse banks, brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining proxies from beneficial owners.

17.	Could other matters be decided in the Meeting?

The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

18.	How do I make a shareholder proposal for the fiscal year 2009 Annual Meeting of Shareholders occurring in 2010?

We must receive proposals from shareholders intended to be presented at the fiscal year 2009 Annual Meeting of Shareholders occurring in 2010 on or before August 13, 2009, to be considered for inclusion in our Proxy Statement and for consideration at that meeting. Shareholders submitting such proposals are required to be the beneficial owners of shares of the Common Stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission.

Our By-Laws also set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director at the fiscal year 2009 Annual Meeting of Shareholders occurring in 2010, we must receive notice of the nomination no later than by November 9, 2009. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. (See “INFORMATION ABOUT THE BOARD’S COMMITTEES — Nominating/Corporate Governance Committee” for more information regarding the director nomination process.) Additionally, under our By-Laws, for a shareholder to bring other matters before the fiscal year 2009 Annual Meeting of Shareholders occurring in 2010, we must receive notice no later than November 9, 2009. The notice must include a description of the proposed business, the reasons therefor and other matters specified in our By-Laws. In each case, the notice must be timely given to our Corporate Secretary, whose address is Office of the Corporate Secretary, 1415 Wyckoff Road, Wall, New Jersey 07719. A copy of the By-laws is available free of charge on our website at http://investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, NJ 07719.

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STOCK OWNERSHIP

Principal Shareholders

The following table sets forth as of November 24, 2008, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than 5 percent of the outstanding shares of such stock.

	Number of	Percent of
Name and Address of Beneficial Owners	Shares	Class(1)

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	2,470,672 (2)	5.9%

(1)	The percentage shown in the table is based on 42,120,543 shares of Common Stock outstanding on November 24, 2008.

(2)	As reported on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2008. The Schedule 13G indicates that Barclays Global Investors, N.A., acting as a bank, reported that it held sole voting power over 659,216 shares of Common Stock and sole dispositive power over 739,041 shares of Common Stock; Barclays Global Fund Advisors, acting as an investment adviser, reported that it held sole voting power over 647,690 shares of Common Stock and sole dispositive power over 878,782 shares of Common Stock; Barclays Global Investors Limited, acting as a bank, reported that it held sole dispositive power over 28,392 shares of Common Stock and Barclays Global Investors Australia Limited, acting as an investment adviser, reported that it had sole voting and dispositive power over 900 shares of Common Stock. The foregoing amounts have been adjusted in the table above to reflect a three-for-two Common Stock split on March 3, 2008. The Schedule 13G states that the shares of Common Stock reported are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.

Directors and Executive Officers

The following table sets forth, as of November 24, 2008, the beneficial ownership of our Common Stock of (i) each of the directors, (ii) each of our executive officers listed in the Summary Compensation Table below and (iii) all of our directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. The beneficial ownership of each director and executive officer is less than 1 percent of the outstanding shares. The shares owned by all such persons as a group constitute approximately 1.7 percent of the total shares of Common Stock outstanding.

	Amount and
	Nature of
	Beneficial
Name	Ownership(1)(2)(3)(4)

Nina Aversano	27,961
Lawrence R. Codey	27,232
Laurence M. Downes	190,594	(5)
Donald L. Correll	765
Mariellen Dugan	20,234
Kathleen T. Ellis	46,091
M. William Howard, Jr.	4,032
Jane M. Kenny	3,011
Alfred C. Koeppe	15,151
Glenn C. Lockwood	101,029
Joseph P. Shields	116,460	(6)
J. Terry Strange	18,166
David A. Trice	9,166
William H. Turner	37,221
George R. Zoffinger	75,555	(7)
All Directors and Executive Officers as a Group (16 Persons)	727,378	(8)

(1)	Information as to the amount and nature of beneficial ownership not within our knowledge has been furnished by each individual.

(2)	Includes shares subject to currently exercisable options or any options exercisable within the next 60 days, as follows: Ms. Aversano — 16,875 options; Mr. Codey — 2,250 options; Mr. Downes — 76,500 options; Ms. Dugan — 10,125 options; Ms. Ellis — 34,125 options; Mr. Lockwood — 55,125 options; Mr. Shields — 82,312 options; Mr. Strange — 12,000 options; Mr. Turner — 21,375 options; Mr. Zoffinger — 16,875 options, and all directors and executive officers as a group — 337,687 options

(3)	This column lists voting securities, including restricted stock held by the executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director or executive officer has sole voting and investment power over the shares reported. Includes shares of restricted stock held by the executive officers over which they have sole voting power but no investment power, as follows: Mr. Downes — 23,270 shares, Mr. Shields — 10,661 shares, Ms. Ellis — 9,395 shares, Mr. Lockwood — 8,230 shares, Ms. Dugan — 7,436 shares, and all directors and executive officers as a group — 64,395 shares.

(4)	Includes deferred shares of Common Stock held by the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power, as follows: Ms. Aversano — 2,059 shares; Mr. Codey — 5,710 shares; Mr. Howard — 1,232 shares; Ms. Kenny — 1,232 shares; Mr. Lockwood — 25,963 shares; Mr. Shields — 15,025 shares; Mr. Strange — 5,512 shares; Mr. Trice — 9,091 shares; Mr. Turner — 14,271 shares; Mr. Zoffinger — 23,021 shares, and all directors and executive officers as a group — 113,681 shares.

(5)	Includes 286 shares of Common Stock held by Mr. Downes as custodian for the benefit of a relative.

(6)	Includes 32 shares of Common Stock held by Mr. Shields as custodian for the benefit of a relative.

(7)	Includes 1,286 shares of Common Stock held by Mr. Zoffinger as custodian in trusts for the benefit of relatives, all as to which Mr. Zoffinger disclaims beneficial ownership.

(8)	Includes (a) 1,603 shares of Common Stock indirectly owned by certain of the directors and executive officers, (b) 113,681 deferred shares of Common Stock held by certain of the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power and (c) 64,395 shares of restricted stock held by certain of the executive officers over which they have sole voting power but no investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such officers and directors (we are not aware of any ten-percent holder) were complied with during fiscal year 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information as of September 30, 2008, with respect to equity compensation plans under which shares of Common Stock are authorized for issuance.

Number of
	Securities to		Number of
	be Issued	Weighted Average	Securities Remaining
	Upon Exercise	Exercise Price	Available for
	of Outstanding	of Outstanding	Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights(1)	and Rights	Compensation Plans(2)

Equity Compensation Plans Approved by Shareholders	579,143	$24.66	1,999,101
Equity Compensation Plans Not Approved by Shareholders(3)	—	—	—
Total	579,143	$24.66	1,999,101

(1)	There are no outstanding warrants or rights.

(2)	Amounts exclude any securities to be issued upon exercise of outstanding options.

(3)	We do not have any equity compensation plans that have not been approved by shareholders.

ELECTION OF DIRECTORS

[Item (1) on proxy card]

Item 1

The Board currently consists of eleven members divided into three classes with overlapping three-year terms. Four individuals have been nominated for election as directors at the Meeting. Mr. Correll, Rev. Howard, Mr. Strange and Mr. Zoffinger will each serve for a three-year term expiring in 2012 and until their respective successors are elected and have qualified. Each of the nominees is currently serving as a director of the Company and, except for Mr. Correll who was appointed to the Board in May 2008, each has been previously elected by our shareholders. There were no nominee recommendations from shareholders or from any group of shareholders. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all of the nominees for election as directors.

The affirmative vote of a plurality of the shares of Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. All of the nominees proposed by the Board have consented to serve if elected. We know of no reason why the nominees would not be available for election or, if elected, would not be able to serve. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board.

Nominees for Election as Directors

Name, Period
Served as
Director and Age	Business Experience During Past Five Years and Other Affiliations

Donald L. Correll Director since 2008 Age 58	President and Chief Executive Officer and member of the Board of Directors of American Water Works, Inc., a New Jersey-based public water utility holding company since April 2006; President and Chief Executive Officer and member of the Board of Directors of Pennichuck Corporation, a New Hampshire-based public water utility holding company from 2003 to 2006; Chairman, President and Chief Executive Officer (“CEO”) of United Water Resources, a publicly-traded water services company from 1991 through 2001; From 2001 to 2003, served as an independent advisor to water service and investment firms on issues relating to marketing, acquisitions, and investments in the water services sector; Director, HealthSouth Corp, a publicly-traded national healthcare service provider; Member of the Environmental Financial Advisory Board of the United States Environmental Protection Agency (“EPA”); Member of the Board of Directors of the National Association of Water Companies; Commissioner of the New Jersey Water Supply Authority.

M. William Howard, Jr. Director since 2005 Age 62	Pastor of Bethany Baptist Church, Newark, New Jersey, since 2000; President, New York Theological Seminary from 1992 to 2000; Chairman, Rutgers University Board of Governors; Founding Member and Board Secretary, Newark Community Foundation; 2006-07 Chair of the New Jersey Death Penalty Study Commission; Chair of Newark Mayor Cory Booker’s Transition Team in 2005; Trustee, McCarter Theatre.

J. Terry Strange Director since 2003 Age 64	Retired. Vice Chair and Managing Partner of U.S. Audit Practice from 1996 to 2002 and Global Managing Partner of Audit Practice from 1998 to 2002, KPMG LLP, an independent accounting firm; Director, Bearing Point, Inc., a business consulting, systems integration and managed services firm; Director, Newfield Exploration Company, an independent crude oil and natural gas exploration and production company; Director, Group 1 Automotive, Inc., a specialty retailer with automobile dealer franchises, collision service centers, financing, insurance and service contracts; Director, SLM Corp. a publicly-traded company more commonly known as Sallie Mae, a leading provider of student loans and administrator of college savings plans.

Name, Period
Served as
Director and Age	Business Experience During Past Five Years and Other Affiliations

George R. Zoffinger Director since 1996 Age 60	President & CEO, Constellation Capital Corp., a financial services company, since December 2007; President and CEO, New Jersey Sports & Exposition Authority from March 2002 to December 2007; President & CEO, Constellation Capital Corp., from March 1998 to March 2002; Director, Virgin Media, Inc., a United Kingdom media company; Director, New Brunswick Development Corporation, a not-for-profit urban real estate development company; Member of the Rutgers University Board of Governors.

Directors with Terms Expiring in 2011

Name, Period
Served as
Director and Age	Business Experience During Past Five Years and Other Affiliations

Nina Aversano Director since 1998 Age 61	President and CEO, Aversano Consulting, LLC, providing consulting services to companies in the telecommunications industry since June 2002; Advisor and Executive Vice President, Worldwide Field Operations, Apogee Networks, a content building and service creation software company, from May 2001 through March 2002; President, North America Global Service Provider Division, Lucent Technologies, a designer, developer and manufacturer of telecommunications systems, software and products, from 1993 to December 2000, formerly AT&T Network Systems Division; Member of the Board of Advisors and Adjunct Professor of Management, The Peter J. Tobin College of Business, St. John’s University; Executive Faculty Member, The Katz School of Business, University of Pittsburgh.

Jane M. Kenny Director since 2006 Age 57	Senior Vice President and Managing Partner, The Whitman Strategy Group, LLC, a consulting firm specializing in governmental relations and environmental and energy issues, since January 2005; Regional Administrator of the EPA, overseeing the federal agency’s work in New York, New Jersey, Puerto Rico, and the Virgin Islands from November 2001 to December 2004; Commissioner of New Jersey Department of Community Affairs from May 1996 to November 2001; Trustee, NJ Future; Trustee, The New Jersey Sustainable State Institute.

David A. Trice Director since 2004 Age 60	Chairman since September 2004, President and CEO since 2000, President and Chief Operating Officer from 1999 to 2000 and Vice President — Finance and International from 1997 to 1999, Newfield Exploration Company, an independent crude oil and natural gas exploration and production company; Director, Hornbeck Offshore Services, Inc., an operator of tugs and tank barges that transport crude and refined petroleum products and supply vessels that support offshore oil and gas drilling and production. Trustee, Houston Museum of Natural Science; Chairman, American Exploration & Production Council.

Directors With Terms Expiring in 2010

Name, Period
Served as
Director and Age	Business Experience During Past Five Years and Other Affiliations

Lawrence R. Codey Director since 2000 Age 64	Retired. President and Chief Operating Officer, Public Service Electric & Gas Company from September 1991 through February 2000; Director, United Water Resources, Inc., a public water utility holding company with subsidiaries providing water and wastewater services; Director, Horizon Blue Cross Blue Shield of New Jersey, a health care insurance provider; Director, Sealed Air Corporation, a manufacturer and seller of food and specialty packaging materials and systems.

Laurence M. Downes Director since 1995 Age 51	Chairman of the Board of Directors of the Company since September 1996 and President and CEO since July 1995; Director and past Chairman, American Gas Association; Trustee, American Gas Foundation; Chairman, New Jersey Commission on Higher Education; Member, Center for Energy Workforce Development; Chairman of Finance Council, Catholic Diocese of Trenton; Trustee, Iona College.

Name, Period
Served as
Director and Age	Business Experience During Past Five Years and Other Affiliations

Alfred C. Koeppe Director since 2003 Age 62	President and CEO, Newark Alliance, a non-profit organization whose mission is to improve the City of Newark, New Jersey, since October 2003; President and Chief Operating Officer from March 2000 to October 2003 and Senior Vice President — Corporate Services from 1996 to 2000, Public Service Electric & Gas Company; CEO, Bell Atlantic — New Jersey from 1990 to 1995; Director, Horizon Blue Cross Blue Shield of New Jersey; Member of the Board of Governors of the National Conference for Community and Justice.

William H. Turner Director since 2000 Age 68	Acting Dean, Montclair State University School of Business since July 2008; Dean of the College of Business at Stony Brook University, New York, New York, from January 2004 to November 2007; Senior Partner, Summus Limited, a consulting firm specializing in the financial services industry, from September 2002 to January 2004; Chairman from September 1999 to September 2002, and President from August 1997 to September 2002, PNC Bank, N.A., New Jersey and Northeast Region, and retired as Vice Chairman and Director, Chase Bank in 1996; Director, Ameriprise Financial, a financial services company; Director, Franklin Electronic Publishers, an electronics reference products company; Director, Standard Motor Products, Inc., an automotive replacement parts company; Director, Volt Information Sciences, Inc., a staffing services, telecommunications and information solutions company; Chairman of the Board of Trustees, International College of Beirut; Trustee, NJN Foundation; Trustee, Trinity College.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE PROPOSED DIRECTOR NOMINEES LISTED ABOVE.

INFORMATION ABOUT THE BOARD

General

Our business and affairs are managed under the direction of the Board in accordance with the New Jersey Business Corporations Act and our Certificate of Incorporation and By-Laws. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.

Board Meetings and Attendance at Annual Meeting of Shareholders

During fiscal year 2008, there were ten meetings of the Board. Each director attended more than 75 percent of the combined meetings of the Board and the committees on which he or she served during the year. We encourage all directors to attend our annual shareholders’ meeting. All of the directors serving at the time of the fiscal year 2007 Annual Meeting of Shareholders held in January 2008 attended that meeting.

Board Standards of Independence

Our independence standards (“Company Independence Guidelines”) are set by the Board in our corporate governance guidelines (the “Corporate Governance Guidelines”). The director independence standards, as set forth in the Company Independence Guidelines, provide that a majority of the Board shall be independent under the independence standards established by the Corporate Governance Guidelines, the NYSE and the SEC as in effect from time to time. In order for a Board member or candidate for election to the Board to qualify as independent, the Board must affirmatively determine that the person or his or her immediate family members have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) or any of our affiliates. Under the categorical standards adopted by the Board, a member of the Board is not independent if:

•	the director has directly or indirectly received any compensation, during any twelve-month period within the last three years, other than Board or committee meeting fees from us, or the director is our employee or has an immediate family member who is one of our executive officers;

•	the director is a partner in, or controlling shareholder or executive officer of, any organization to which we or any of our subsidiaries have made, or from which we or any of our subsidiaries have received, payments in any material amount or otherwise has a material relationship. For clarification, the following are examples of material relationships which would render the director not independent: (i) the member of the Board is a current partner or employee of a firm that is our internal or external auditor; (ii) the member of the Board has an immediate family member who is a current partner of such a firm; (iii) the member of the Board has an immediate family member who is a current employee of such a firm and personally works on our audit; (iv) the member of the Board or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time; (v) the member of the Board or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the member of the Board is a current employee, an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues (as reported for the last completed fiscal year); or

•	the director had a relationship listed under either of the two paragraphs above during the past three years which would have prevented that person from being an independent member of the Board at that time.

The Board will also consider a director’s charitable relationships. A director who is an officer, director, or trustee of a charitable or non-profit organization will not be considered to have a material relationship with us that impairs the director’s independence so long as our contributions to the entity in any of the last three fiscal years (excluding amounts contributed by us under our employee matching gift program) are less than $1 million or two percent of such entity’s consolidated gross revenues as reported for the last completed fiscal year (whichever is greater).

A Board member may sit on the board of any of our affiliates so long as, except for being a director on each such board of directors, the member otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors. Each member of the Board must submit a letter of resignation to the Chairman of the Board when the member changes his or her principal occupation or employment, or leaves or retires from the business with which such occupation or employment was carried out. The letter will be submitted to the Board for its determination as to whether to accept such resignations.

With the exception of Mr. Downes, the Chairman of the Board and CEO, the Board has affirmatively determined that each member of the Board is independent in accordance with the above standards. Additionally, we made no contributions during fiscal year 2008 to any charitable organization in which any independent director serves as an executive officer in any single fiscal year within the preceding three fiscal years in an amount in excess of the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

The Company Independence Guidelines are described in the Corporate Governance Guidelines and are available free of charge on our website at http://investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, NJ 07719.

Lead Director and Non-management Directors and Communications with the Board

The Board appoints an independent member to be the Lead Director. The Board has appointed Mr. Lawrence R. Codey to serve as the current Lead Director. The Lead Director’s primary responsibilities are to ensure that the Board operates independently of management and that directors and shareholders have an independent leadership contact. The non-management members of the Board meet without management present at each regularly scheduled meeting of the Board unless they decide it is not necessary to do so. The non-management director meetings are chaired by the Lead Director. Any shareholder or interested party wishing to communicate with the Lead Director, the non-management directors, any Board committee or specified individual director on an anonymous basis may do so by calling Ethicspoint, Inc., an unaffiliated toll-free hotline service at 1-866-384-4277 or via e-mail at http://www.ethicspoint.com. Ethicspoint, Inc. will then notify the Lead Director or another designated representative of the non-management directors. The Lead Director and his duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Lead Director is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities. In addition, any shareholder can communicate in writing to such directors by mailing communications to them c/o New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, NJ 07719, Attention: Lead Director.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to the qualification and selection of directors, director orientation and continuing education, director responsibilities, Board composition and performance, director access to management and independent advisors, director compensation, management evaluation and succession, evaluation of the Board’s performance, policies regarding the Lead Director, meetings of the non-management directors, the policy on communicating with the non-management directors and various other issues. A copy of our Corporate Governance Guidelines is available free of charge on our website at http://investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary.

Code of Business Conduct and Ethics

The Board has adopted the Principal Executive Officer and Senior Financial Officers Code of Ethics governing our Chief Executive Officer and senior financial officers, in compliance with the Sarbanes-Oxley Act of 2002 and SEC regulations promulgated thereunder; our Code of Conduct, a code for all directors, officers and employees as required by the NYSE rules; and a Wholesale Trading Code of Conduct, a code applicable to all officers and any employees and agents directly or indirectly involved in the submission or offers or bids to buy or sell natural gas or pipeline or storage capacity (collectively, the “Codes”). The Codes form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. The Codes cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Copies of the Codes are available free of charge on our website at http://investor.njresources.com under the caption “Corporate Governance.” A printed copy of each Code is available free of charge to any shareholder who requests it by contacting the Corporate Secretary.

Director Continuing Education

We encourage directors to attend director continuing education programs. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our directors for tuition and expenses associated with attending these programs.

INFORMATION ABOUT THE BOARD’S COMMITTEES

The Board has established various committees to assist it with the performance of its responsibilities. These committees and their current members are described below.

Audit Committee

The Audit Committee consists of Nina Aversano, Lawrence R. Codey, Donald L. Correll, Alfred C. Koeppe and J. Terry Strange (Committee Chair). The Audit Committee operates under a written charter adopted by the Board which is available free of charge on our website at http://investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary.

The Board has determined that each of the members of the Audit Committee is “independent” within the meaning of the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as amended, and the rules thereunder, as incorporated into the listing standards of the NYSE, and the independence standards of our Corporate Governance Guidelines as discussed above under “Information About the Board — Board Standards of Independence.” The Board has further determined that each of the members of the Audit Committee is financially literate and that, as required by the NYSE listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. The Board has also determined that Mr. Strange is an “audit committee financial expert,” as such term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Under the corporate governance listing standards of the NYSE, if an audit committee member simultaneously serves on the audit committees of more than three public companies, and the listed company does not limit the number of audit committees on which its audit committee members serve to three or less, then in each case, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee. The Board of Directors has determined that Mr. Strange’s simultaneous service on the audit committees of more than three public companies will not impair his ability to serve effectively as a member of the Audit Committee.

The Audit Committee met twelve times during fiscal year 2008 for the purpose of overseeing management’s responsibilities for accounting, internal control over financial reporting and financial reporting. The Audit Committee selects, appoints, compensates and oversees the independent registered public accounting firm to serve as our independent registered public accounting firm for each fiscal year, approves the retention of, and retains, such firm for any other purposes, and approves the audit and non-audit fees we pay to such firm. The Audit Committee reviews the scope and the results of the work of the independent registered public accounting firm and internal auditors and reviews the adequacy of internal control over financial reporting. The functions and responsibilities of the Audit Committee are described in the “Report of the Audit Committee” set forth below.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, our Chief Financial Officer is responsible for presenting to the Audit Committee an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit Committee approves require no further Committee approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (1) all such services are less than 5 percent of revenues paid to the independent registered public accounting firm for the fiscal year and (2) the services are approved by the Audit Committee prior to completion of the audit.

Executive Committee

The Executive Committee consists of Nina Aversano, Lawrence R. Codey (Committee Chair), Laurence M. Downes, Alfred C. Koeppe, J. Terry Strange, David A. Trice, William H. Turner and George R. Zoffinger. During the interval between meetings of the Board, the Executive Committee is authorized under our By-Laws to exercise all the powers of the Board in our management, unless specifically directed otherwise by the Board or otherwise proscribed by law. The Executive Committee did not meet during fiscal year 2008.

Financial Policy Committee

The Financial Policy Committee, which during fiscal year 2008 consisted of Nina Aversano (Committee Chair), M. William Howard, Jr., Jane M. Kenny, J. Terry Strange and David A. Trice, met four times during fiscal year 2008 to review and make recommendations to the Board concerning financing proposals, dividend strategy, capital and operating budgets and other corporate financial and pension matters.

Leadership Development and Compensation Committee

The Leadership Development and Compensation Committee, which we refer to as the Compensation Committee or the LDCC, consisted during fiscal year 2008 of Nina Aversano, Alfred C. Koeppe, David Trice (Committee Chair), William H. Turner and George R. Zoffinger. The Board has determined that the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to herein as the Internal Revenue Code)) and “independent directors” (as defined under the applicable NYSE listing standards and our Corporate Governance Guidelines as discussed above under “Information About the Board — Board Standards of Independence”). In addition, no Compensation Committee member is a current or former employee of us or any of our subsidiaries.

The Compensation Committee operates under a written charter adopted by the Board which is available free of charge on our website at http://investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary. While the Compensation Committee’s charter does not specify qualifications required for members, the members of the Compensation Committee have been members of other public company boards of directors, are current or former executive officers of public companies or have comparable positions. The Compensation Committee met four times during fiscal year 2008.

Among other things, the Compensation Committee performs the responsibilities of the Board relating to compensation of our executives. The Compensation Committee oversees the performance and qualifications of senior management and interprets, implements and administers the annual compensation and benefits of all of our and our subsidiaries’ elected officers. The Compensation Committee’s responsibilities include reviewing or approving financial corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluating the performance of our Chief Executive Officer and our other executive officers in light of those goals and objectives, and determining and approving compensation levels for our Chief Executive Officer and our other executive officers based on this evaluation; making recommendations to the Board with respect to annual and long-term incentive compensation plans; evaluating the performance of, and determining the salaries, incentive compensation, and executive benefits for senior management; and administering our equity-based and other executive compensation plans. The Compensation Committee also oversees our leadership development, including review or approval of our succession planning, officer promotions and affirmative action and diversity plans.

The Chairman of the Compensation Committee works with our Chief Executive Officer and Vice President — Corporate Services to establish the agenda for Compensation Committee meetings. The Vice President — Corporate Services and management personnel reporting to her prepare data and materials for review by the Compensation Committee using market data from both broad-based and targeted national and regional compensation surveys. Competitive industry analysis is enhanced through review of peer company proxy data, professional research consortiums, and nationally recognized compensation databases provided by the Compensation Committee’s independent compensation consultant.

The Compensation Committee reviews the performance and compensation of our Chief Executive Officer with input from both the full Board and our Chief Executive Officer’s self evaluation. The Compensation Committee approves the compensation of the other executive officers, based upon the evaluation and recommendation of our Chief Executive Officer. Where it deems appropriate, the Compensation Committee engages its independent compensation consultant or other appropriate advisors to analyze compensation trends and competitiveness of pay packages and to support the Compensation Committee’s duty to establish each of the executive officer’s targeted overall compensation levels.

The Compensation Committee reports regularly to the Board on matters relating to the Compensation Committee’s responsibilities. In addition, the Compensation Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information regarding the compensation-related activities of the Compensation Committee, see the sections entitled “Compensation Discussion and Analysis” and “Report of Leadership Development and Compensation Committee” on pages 21 and 37 of this Proxy Statement, respectively.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time an officer or employee of the Company, or is related to any other member of the Compensation Committee, any other member of the Board or any executive officer of the Company.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Lawrence R. Codey, Alfred C. Koeppe, David A. Trice, William H. Turner and George R. Zoffinger (Committee Chair). The Nominating/Corporate Governance Committee operates under a written charter that is available free of charge on our website at http://investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary. The Nominating/Corporate Governance Committee met three times in fiscal year 2008.

The Board has determined that all of the members of the Nominating/Corporate Governance Committee are “independent” within the meaning of the listing standards of the NYSE and the independence standards set by the Board as discussed above under “Information About the Board — Board Standards of Independence.”

The primary purposes and responsibilities of the Nominating/Corporate Governance Committee are to assess the corporate needs for an effective Board and then, using those assessments to (1) make recommendations to the Board regarding Board composition, size, additional skills and talents needed; (2) identify individuals qualified to become directors, consistent with the criteria approved by the Board and set forth in the Corporate Governance Guidelines; (3) recommend to the Board the selection of nominees for election to the Board; (4) recommend to the Board the individual directors to serve on the committees of the Board; (5) recommend to the Board corporate governance guidelines and oversee related governance matters and (6) advise the Board on matters that impact corporate social responsibility, advocacy and our reputation. The Nominating/Corporate Governance Committee considers performance of incumbent directors to determine whether to nominate them for re-election.

Director Candidate Recommendations and Nominations by Shareholders.  The Nominating/Corporate Governance Committee’s charter provides that the Nominating/Corporate Governance Committee will consider qualified director candidate recommendations by shareholders. Shareholder nominees will be evaluated under the same standards as nominees recommended by management or the non-management members of the Board. Recommendations should be sent to New Jersey Resources Corporation, Office of the Corporate Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Under our By-Laws, any nomination for director should be received by the Corporate Secretary on or before November 9, 2009. In addition, in accordance with our By-Laws, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board if such shareholder complies with the procedures set forth in the By-Laws and summarized above under “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING — How do I make a shareholder proposal for the fiscal year 2009 Annual Meeting of Shareholders occurring in 2010?”

Nominating/Corporate Governance Committee Process for Identifying and Evaluating Director Candidates.  The Nominating/Corporate Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Nominating/Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the background and expertise of individual Board members as well as the background and expertise of the Board as a whole. Nominees will be required to bring the skills and talents, and have the knowledge and expertise at the time needed, to assure that the composition, structure and operation of the Board serve the best interests of our shareholders. In addition, the Nominating/Corporate Governance Committee will evaluate a candidate’s independence and his or her background and expertise in the context of the Board’s needs. There are no differences in the manner in which the Nominating/Corporate Governance Committee evaluates director candidates based on whether the candidate is recommended by a shareholder.

Sources for New Nominees.  We did not utilize any third-party search firms to assist in identifying potential director candidates during fiscal year 2008. The Nominating/Corporate Governance Committee did not receive any recommendations from any shareholders in connection with the Meeting.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended September 30, 2008, the Audit Committee met twelve times, and the Audit Committee reviewed and discussed the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with our Chief Financial Officer and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (AICPA Professional Standards, Vol. 1. AU section 380), as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2008, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2008, for filing with the SEC. The Audit Committee also reappointed Deloitte and Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.

THE AUDIT COMMITTEE

J. Terry Strange, Chair
Nina Aversano
Lawrence R. Codey
Alfred C. Koeppe
Donald L. Correll

Dated: November 11, 2008

The “Audit Committee Report” above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION

Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) each director receives an annual cash retainer of $35,000 and 1,200 shares of Common Stock; (2) each director receives a fee of $1,500 for each Board and committee meeting attended; and (3) the chairs of the Audit and Executive Committees receive an annual retainer of $10,000 and the chairs of all other Board committees receive an annual retainer of $5,000. The Lead Director receives an annual retainer of $10,000. Directors who are also our or our subsidiaries’ officers do not receive additional compensation for serving on the Board. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or committee meetings. Share ownership guidelines have been established for directors that specify the expected level of stock ownership of 6,000 shares of Common Stock to be achieved over a five-year period. The following table presents information relating to total compensation of our non-employee directors for the fiscal year ended September 30, 2008.

					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards(2)	Awards(3)	Compensation	Earnings	Compensation(4)	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Nina Aversano	86,000	37,890	—	—	3,197 (6)	14,613	141,700
Lawrence R. Codey	100,250	37,890	—	—	—	2,113	140,253
Donald L. Correll	24,956	16,389	—	—	—	113	41,458
M. William Howard, Jr.	60,250	37,890	—	—	—	113	98,253
Jane M. Kenny	60,250	37,890	—	—	—	1,313	99,453
Alfred C. Koeppe	89,000	37,890	4,060	—	—	3,363	134,313
J. Terry Strange	87,750	37,890	970	—	—	113	126,723
David A. Trice	74,000	37,890	3,820	—	—	113	115,823
William H. Turner	75,000	37,890	—	—	—	113	113,003
Gary W. Wolf(5)	21,462	11,941	—	—	—	113	33,516
George R. Zoffinger	62,198	37,890	—	—	12,230 (7)	113	112,431

(1)	This column reports the amount of cash compensation earned in fiscal year 2008 for Board and committee service. For fiscal year 2008, each non-employee director received an annual cash retainer of $30,000, which in the case of Mr. Correll was paid on a pro-rated basis based upon his membership on the Board commencing on May 14, 2008 and in the case of Mr. Wolf was paid on a pro-rated basis based upon the time he served on the Board during fiscal year 2008.

(2)	Amounts shown represent the dollar amounts of the expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS 123(R)”) (excluding estimates for forfeitures related to service-based vesting conditions) of the annual retainer of 1,200 shares paid to each director in January of each year in accordance with SFAS 123(R) and, accordingly, include amounts from awards granted in and prior to fiscal year 2008. Three months of expense for the retainer for fiscal year 2007 paid in January 2007 and nine months of expense for fiscal year 2008 paid in January 2008 is included because our fiscal year ends on September 30 of each year. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by each of the non-employee directors. In the case of Mr. Correll and Mr. Wolf, these amounts reflect awards that were paid on a pro-rated basis based upon the time each served on the Board during fiscal year 2008.

(3)	Amounts shown represent the dollar amounts of the expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with SFAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) of stock options previously granted to the directors. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123(R). We ceased granting options to directors in fiscal year 2004. The assumptions used in the calculation of these award amounts are included in Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2008, and incorporated by reference into this Proxy Statement.

(4)	Amounts in this column do not represent compensation paid to the directors. These amounts are comprised of (a) our matching contributions of the non-management director’s charitable donations to eligible organizations made in fiscal year 2008 as part of our overall support of charitable organizations under our Matching Gift Program for the Board of Directors and (b) premiums we paid in fiscal year 2008 for a Directors and Officers Travel Insurance Policy in the amount of $113 per director. SEC rules require disclosure of these amounts in this table.

(5)	Mr. Wolf retired from the Board at the fiscal year 2007 Annual Meeting held on January 23, 2008.

(6)	Includes $2,029 contributed by us in fiscal year 2008 as we guarantee a return on directors’ deferred compensation at the federal Prime Rate plus 2.0 percent.

(7)	Includes $7,762 contributed by us in fiscal year 2008 as we guarantee a return on directors’ deferred compensation at the federal Prime Rate plus 2.0 percent.

(8)	The aggregate number of stock options held by each non-employee director and the aggregate number of shares of Common Stock held by each non-employee director (including deferred stock) as of September 30, 2008 was as follows:

Directors	Number of Options	Shares of Common Stock

Nina Aversano	16,875	11,158
Lawrence R. Codey	6,750	24,982
Donald L. Correll	—	765
M. William Howard, Jr.	—	4,032
Jane M. Kenny	—	3,011
Alfred C. Koeppe	9,750	5,401
J. Terry Strange	12,000	6,166
David A. Trice	1,500	17,561
William H. Turner	21,375	15,760
George R. Zoffinger*	16,875	57,394

*	Includes 1,286 shares of Common Stock held by Mr. Zoffinger as custodian in trusts for the benefit of relatives, all as to which Mr. Zoffinger disclaims beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this Proxy Statement that describe the compensation awarded to, earned by or paid to the named executive officers.

Compensation of our named executive officers is determined under our compensation and benefits program for senior executives. This program is governed by the Leadership Development and Compensation Committee (the “LDCC”) of the Board of Directors (the “Board”). The LDCC reviews the performance of all officers of the Company and its subsidiaries and makes recommendations to the Board with respect to the compensation of such officers. The LDCC also reviews and makes recommendations to the Board relating to the benefit programs applicable to all officers and has oversight of certain of our employee benefit plans. This discussion and analysis focuses on our named executive officers, who are our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers. We refer to these five executives as our named executive officers. Additional information with respect to the LDCC can be found on page 15 of this Proxy Statement.

Guiding Philosophy

The LDCC believes that the compensation program for executive officers should reward the achievement of our short-term and long-term objectives, and that compensation should be related to the value created for our shareholders. Furthermore, the compensation program should reflect competition and best practices in the marketplace. The following objectives serve as the LDCC’s guiding principles for all compensation decisions they make:

•	our executive compensation and benefits should attract, motivate, reward and retain the management talent necessary to achieve our business objectives, at compensation levels that are fair, equitable and competitive with those of comparable companies;

•	compensation should be set based on the leadership of each executive officer, which is based on skill, experience, and achievement, taking into account market rates;

•	compensation should also be based on the results of each executive officer’s “Commitment to Stakeholders” key performance measures including benchmarks for Safe, Reliable, and Competitively Priced Service, Customer Service, Growth, Quality, Corporate Citizenship and Superior Return;

•	compensation should be linked to individual and corporate performance by aligning our executive compensation program to company-wide performance, which is defined in terms of financial performance and increases in shareholder value; and

•	there should be an appropriate mix and weighting between base salary, annual cash incentive awards, and long-term equity incentive awards such that an adequate amount of each executive officer’s total compensation is performance-based or “at risk.” Further, as an executive’s responsibilities increase, the portion of “at risk” compensation for the executive should increase as a percentage of total compensation.

Changes to Executive Compensation Program for Fiscal Year 2008

During fiscal year 2008, we undertook an extensive review of our executive compensation practices to assure that our plans and practices were competitive, supportive of the goals of the organization and in keeping with the best interests of our shareholders. As a result of that review, we made the following modifications to the executive compensation program for fiscal year 2008:

•	approved a new Officer Incentive Plan for fiscal year 2008, which we refer to as the 2008 OIP, relating to annual cash incentive awards,

•	added a new retention-based deferred stock award and Common Stock award to be granted under our 2007 Plan; and

•	made appropriate amendments to our executive compensation agreements to maintain compliance with Section 409A of the Internal Revenue Code.

Elements of Our Fiscal Year 2008 Compensation Program for Named Executive Officers

The LDCC has a specific mix of compensation components that it targets, with the intent to make each component of total direct compensation competitive with that of other companies of similar size and operational characteristics while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. The table below describes each compensatory element in our program and briefly explains how it promotes our objectives.

How this Element
Promotes Company
Element of Compensation	Description	Objectives
Annual Compensation:

Base Salary	Fixed annual compensation that is certain in payment and provides continuous income.	Aids in both recruitment and retention; designed to be competitive in the marketplace.

Annual Cash Incentive Awards	Performance-based compensation for achieving preset annual goals based on net financial earnings, individual leadership and our Commitment to Stakeholders.	Motivates and rewards achievement of annual corporate objectives by providing at-risk, comprehensive pay opportunities linked to individual and company performance.

Common Stock Award	Grants of our Common Stock that may be used for special recognition of superior performance and are immediately vested.	Motivates and rewards achievement of annual corporate objectives by providing comprehensive pay opportunities linked to individual and company performance. The payment in Common Stock provides an ongoing interest in the performance of the Company.

Long-term Compensation:

Performance Unit/Share Awards	Grants of shares or units which are payable in Common Stock and based on relative Total Shareholder Return (“TSR”) performance; Performance Share awards were granted in fiscal year 2008 that will vest at the end of a thirty-three-month performance period on September 30, 2010, based upon our TSR performance compared to that of a peer group.	Increases long-term equity ownership and provides strong incentives to executives by aligning a portion of their compensation to the total shareholder return on our Common Stock versus that of a comparator group of selected companies.

Restricted Stock Awards	Grants of our Common Stock that are part of our long-term incentive program and may also be used for special recognition of superior performance; ratable vesting over a specified period.	Promotes retention and increases long-term equity ownership and provides strong incentives to executives by aligning a portion of their compensation to the future value of our stock.

How this Element
Promotes Company
Element of Compensation	Description	Objectives
Deferred Stock Retention Awards	Grants of Deferred shares of our Common Stock used to reward superior performance; executive must comply with non-competition and non-solicitation covenants in order to receive share payout at a future date.	Promotes retention by providing disincentive to executive to leave us for a competitor; increases long-term equity ownership by executives and aligns a portion of their compensation to the future value of our stock.

Other Compensation Elements:

Retirement Benefits	Qualified and non-qualified defined benefit and defined contribution plans providing for the partial replacement of annual compensation upon retirement.	Provides basic retirement benefits through programs that are competitive in the marketplace.

Deferred Compensation	Opportunity to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles.	Encourages executive retention at minimal cost to us.

Severance Payments and Benefits (including after a change in control)	Payments and benefits upon termination of an executive’s employment in specified circumstances.	Provides assurance of financial security which is desirable in lateral recruiting and executive retention and permits objective evaluation by executives of potential changes to our strategy and structure.

Other Benefits	Executives participate in employee benefit plans generally available to our employees, including our Employees’ Retirement Savings Plan (“401(k) Plan”) medical, health, dental, life, accidental death and dismemberment, travel and accident and long-term disability insurance; other certain perquisites.	Fair and competitive programs to provide family protection, facilitate recruitment and retention and are part of our broad-based total compensation.

We believe the combination of these different elements provides an appropriate balance of rewards, incentives and benefits to our executives and enables us to meet our desired compensation objectives, strengthen our ability to attract and retain highly qualified individuals and to appropriately link pay to performance in order to treat our shareholders fairly.

The Compensation Review Process

Process for Approval of Compensation Measures.  Our planning process begins in May (the third quarter of our fiscal year) when management identifies financial and operational goals, performance measures and action plans that will be executed by the business units and approved by our management in August (the fourth quarter of our fiscal year) for the next fiscal year. These goals are presented to the Board of Directors in September for approval. Upon approval by the Board of Directors, the financial and operational goals become the compensation measures for the executive officers and are communicated to the rest of the organization through the performance planning and evaluation process and through management presentations to employees.

Role of the LDCC and the Chief Executive Officer.  Governance of our compensation program is the responsibility of the LDCC, which consists solely of independent directors. The LDCC works with management, in particular our Chief Executive Officer and the Vice President — Corporate Services in making decisions regarding our compensation program. The LDCC reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. The Chief Executive Officer is responsible for recommending to the LDCC the compensation amounts of each of our named executive officers, other than himself. The LDCC generally adheres to the Chief Executive Officer’s recommendations. The Chief Executive Officer attends meetings of the LDCC. Periodically, the LDCC also meets in executive session with our compensation consultant to discuss our compensation program.

Role of Compensation Consultant.  The LDCC is authorized to retain experts, consultants, and other advisors to aid in the discharge of its duties and therefore has retained Steven Hall & Partners, a nationally known compensation consulting firm, to assist in gathering and analyzing market data, advising the LDCC on compensation standards and trends, and assisting in the implementation of policies and programs during fiscal year 2008. All work completed by the outside advisor, whether for the LDCC or management, is subject to the approval of the LDCC. The outside advisor’s role with the LDCC is to provide independent advice and counsel. The LDCC does not delegate authority to its outside advisor or to other parties. Occasionally, prior to a meeting of the LDCC, Steven Hall & Partners will meet with the Chief Executive Officer and the Chairman of the LDCC, followed by a private meeting with only the Chairman of the LDCC. During fiscal year 2008, Steven Hall & Partners periodically met with management, participated in LDCC meetings throughout the year, reviewed materials in advance, and provided to the LDCC additional data on market trends and overall compensation design and assessed recommendations for base salary and annual incentive awards for our named executive officers.

Comparator Group Analysis.  We intend that the levels of compensation available to executive officers who successfully enhance corporate value be competitive with the compensation offered by publicly held companies that are similar to us with regard to size and industry focus so that we can successfully attract and retain the high quality executive talent we believe is critical to our long-term success. To understand the competitive market for pay, we analyzed the compensation programs of a comparator group of companies in setting compensation terms for our program. When selecting our comparator group in consultation with the independent compensation consultant, we included companies that are generally similar to us based upon several criteria such as industry focus, market capitalization, revenues and earnings.

We identified the following companies as our comparator group for reference in setting compensation for fiscal year 2008:

AGL Resources Inc.	Northwest Natural Gas Co.	Southwest Gas Corporation
Atmos Energy Corporation	Peoples Energy Corporation	Vectren Corporation
Laclede Group Inc.	Piedmont Natural Gas Co., Inc.	WGL Holdings, Inc.
Nicor Inc.	South Jersey Industries, Inc.

We do not rely exclusively on comparator group data in setting the terms of our compensation program. Consideration also is given to major compensation surveys of companies in the utility industry. Additionally, we recognize that some executives have skills and responsibilities that are transferable outside of the regulated comparator companies. For this reason, for these selected positions we also consider pay levels among non-utility industry companies to assure that the compensation levels provided are competitive. We also consider regional demographic and economic conditions as factors affecting our compensation program. Survey information provided by Steven Hall & Partners helps to confirm the validity and provide broader context to the comparator group data, as well as provide data for positions where comparator data is not available from public filings with the SEC.

Establishing Total Direct Remuneration

Total direct remuneration is the sum of base salary, annual cash incentive awards and long-term equity incentive awards. A major portion of each named executive’s remuneration is therefore established by performance-

based incentives, which requires achievement of performance goals as a condition to earning annual cash incentive awards and long-term equity incentive awards. The at-risk portion of total direct remuneration provides increased pay for higher levels of corporate performance.

In setting each named executive officer’s total direct remuneration opportunity, the LDCC takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to that of other employees. As a result, we do not set total direct remuneration or the component parts at levels to achieve a mathematically precise market position. In determining executive compensation, the LDCC reviews all components of our Chief Executive Officer’s and each other named executive officer’s total compensation, including retirement benefits and the costs of all perquisites received to ensure such compensation meets the goals of the program. As a part of this review, the LDCC considers corporate performance information, compensation survey data, the advice of consultants, and the recommendations of management. The LDCC also takes into consideration individual and overall company operating performance to ensure executive compensation reflects past performance as well as future potential and adequately differentiates between employees, based on the scope and complexity of the employee’s job position, market comparisons, individual performance and experience, and our ability to pay. Our Chief Executive Officer’s and each other named executive officer’s performance is reviewed annually by the LDCC prior to considering changes in compensation. The performance of our Chief Executive Officer and the performance of each other named executive officer is evaluated in light of our overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the LDCC and the Board. Based on its review, the LDCC believes total compensation for each of the named executive officers is reasonable.

The following table shows the target total direct remuneration opportunity authorized by the LDCC for fiscal year 2008. The table states the annual salary of each named executive officer as of September 30, 2008. The table includes the amount of the annual cash incentive award that could be earned by a named executive officer meeting target performance goals relating to net financial earnings, our Commitment to Stakeholders and individual leadership described below. From time to time, the LDCC considers the use of long-term equity incentive awards as a component of the named executive officers’ compensation.

		Target Annual Cash	Target Total Direct
Name	Salary ($)	Incentive Amount* ($)	Remuneration** ($)

Laurence M. Downes	675,000	675,000	1,350,000
Glenn C. Lockwood	252,000	113,400	365,400
Joseph P. Shields	315,000	141,750	456,750
Kathleen T. Ellis	243,000	109,350	352,350
Mariellen Dugan	233,000	104,850	337,850

*	The target annual cash incentive amount for named executive officers other than Mr. Downes is a range between 40 and 50 percent of annual salary. For illustrative purposes, we calculated the amount listed in this table at 45 percent of annual salary (other than for Mr. Downes, for whom we used 100 percent).

**	While long-term incentive awards were part of the target total direct remuneration in fiscal year 2007 (these awards were issued in fiscal year 2008 and are described elsewhere in this Proxy Statement), no additional long-term equity incentive awards were approved for fiscal year 2008.

Components of Compensation

Base Salary.

In setting the base salary level of each executive officer, the LDCC considers marketplace compensation data, as well as the executive’s experience level, demonstrated capabilities, time and placement in position and the actual performance of the Company and the executive. No particular weight is assigned to any one factor. Base salary increases are recommended by our Chief Executive Officer and subject to review and approval by the LDCC and the Board. Base salary increases for our Chief Executive Officer are determined by the LDCC and approved by the Board.

Annual Cash Incentive Awards.

We believe we maintain a strong link between performance and pay within our executive compensation program through emphasis on incentives and utilization of performance measures that we believe are key drivers of shareholder value creation. At the start of each fiscal year, the LDCC reviews and approves the annual performance objectives for the company and our named executive officers. Based on a review of our compensation programs by Steven Hall & Partners, in November 2007, the LDCC approved the 2008 OIP. Our objectives for the 2008 OIP were to improve line of sight for each executive officer by giving them a better understanding of their individual objectives and how they could be achieved based on areas that they impact, continue the linkage to corporate results and provide greater flexibility to determine awards based on qualitative performance assessments.

The 2008 OIP seeks to motivate our senior executives by rewarding them when our annual financial performance goals and their individual performance goals are met. After the end of fiscal year 2008, the Chief Executive Officer and the LDCC evaluated the degree to which the company and our named executive officers met their respective goals. Under the 2008 OIP, the Chief Executive Officer recommends the annual incentive awards to the LDCC. In addition, under the 2008 OIP, based upon the recommendations of the Chief Executive Officer, the LDCC has discretion to increase or reduce any annual cash incentive award payable. In addition, our Chief Executive Officer, subject to LDCC approval, may recommend special recognition awards to named executive officers who have provided outstanding performance during the fiscal year notwithstanding whether or not an annual cash incentive award is earned by any such named executive officer. Generally, the LDCC follows the recommendations of the Chief Executive Officer.

The Chief Executive Officer uses the criteria set forth in the 2008 OIP in order to guide his recommendations of the annual cash incentive awards to the LDCC. The criteria that guide the Chief Executive Officer’s recommendations are: (i) net financial earnings, (ii) Commitment to Stakeholders and (iii) leadership. The Chief Executive Officer generally bases his annual cash incentive award recommendations 50 percent on our net financial earnings amount, 30 percent on the participant achieving an individual leadership component and 20 percent on the company meeting an overall Commitment to Stakeholders component. While these criteria serve as guidelines, the Chief Executive Officer has discretion to determine the actual awards to recommend to the LDCC.

The target annual cash incentive award opportunity under the 2008 OIP for each of the named executive officers was between 40 and 50 percent of base salary, except for our Chief Executive Officer, whose target was set at 100 percent of base salary. For illustrative purposes, we use a target amount of the midpoint of that range, 45 percent, for our named executive officers other than our Chief Executive Officer. Actual fiscal year 2008 cash incentive award payments under the 2008 OIP, if earned, could theoretically range from 0 percent up to 150 percent of this targeted amount for each of the named executive officers. Maximum payout amounts under the 2008 OIP that exceeded 150 percent of the target amount, if any, and any amount above the target amount could be paid in full, or in part, in the form of restricted stock based on our Chief Executive Officer’s recommendation and subsequent approval by the LDCC. The actual payouts of the 2008 annual cash incentive awards are described in detail below under “— Actual Fiscal Year 2008 Cash Incentive Award Payouts Under the 2008 OIP.”

Net Financial Earnings Component:

Net financial earnings represents net income excluding the accounting impact of unrealized gains and losses from certain derivative instruments, net of taxes. Net financial earnings is not an alternative to a measure derived from generally accepted accounting principles (“GAAP”), such as earnings per share or any other GAAP measure of liquidity or financial performance. We use net financial earnings as one of our key performance measures for compensatory purposes because we believe it strongly encourages capital discipline and better investment decisions and leads to enhanced cash flow and shareholder value.

Our general policy is that no annual cash incentive award is payable to our named executive officers under the 2008 OIP unless we achieved a threshold of at least 75 percent of a target net financial earnings amount. For fiscal year 2008, the target net financial earnings amount was $90.1 million. Therefore, the threshold amount of net financial earnings that guided the Chief Executive Officer’s and LDCC’s decision-making was $67.6 million.

The table below shows the performance/payout curve for the net financial earnings component of the annual cash incentive awards. Performance between the stated percentages is interpolated.

Percent of Targeted Payout
Performance as a Percent of	Amount for NFE
Net Financial Earnings (NFE) Target	Component

Less Than 90%	0%
90% (threshold)	50%
100% (target) ($90.1 million)	100%
110%	150%

Leadership Component:

The leadership component of the annual cash incentive award is determined based on our Chief Executive Officer’s review of established business unit initiatives and individual performance assessments that is then ratified by the LDCC. As part of his review, our Chief Executive Officer seeks and considers specific examples of how each named executive officer met these objectives. The LDCC assesses the leadership component for our Chief Executive Officer based on a review of his performance in comparison with his specific individual objectives for the past fiscal year. The maximum payout for this portion of the annual cash incentive award is equal to 150 percent of the targeted amount. The LDCC determines the leadership component of the annual cash incentive award for each of our named executive officers other than our Chief Executive Officer in its discretion based on these reviews by our Chief Executive Officer.

Our Chief Executive Officer’s leadership objectives for fiscal year 2008 included:

•	achievement of the goals and objectives enumerated in our fiscal year 2008 business and financial plan;

•	implementation of the initiatives contained in our Commitment to Stakeholders;

•	evaluation of new growth initiatives;

•	a reasonable conclusion to New Jersey Natural Gas Company’s (“NJNG”) base rate filing;

•	working with the NJR Energy Services Company (“NJRES”) leadership team to ensure their strong financial performance

•	focusing on the continued development of our leadership team; and

•	maintaining and enhancing our strong relationships with all key external stakeholders.

The leadership objectives of the other named executive officers for fiscal year 2008 included:

•	vision, strategy and innovation;

•	implementation of the initiatives contained in our Commitment to Stakeholders program;

•	decision-making and judgment;

•	breadth of knowledge about our business;

•	execution and performance of their job responsibilities;

•	effectively managing subordinates; and

•	collaboration and teamwork.

Commitment to Stakeholders Component:

The Commitment to Stakeholders component of the annual cash incentive award is determined based on performance objectives that the LDCC views as important to our shareholders, and that encompass a broader range of our activities that are not necessarily reflected in our financial metrics. These objectives are measured on a company-wide basis and cover safety, reliability and competitively priced service, customer satisfaction, growth, quality, valuing employees, corporate citizenship and productivity. The LDCC and management use these metrics to measure the Company’s overall effort to provide our customers, shareholders, communities and other stakeholders with the highest quality service and performance. For each performance objective a number of performance measurements is obtained. For each of these measurements a threshold, target and maximum performance level is set by the LDCC with input from the Chief Executive Officer. The threshold level of each performance objective is based on a level of performance that was believed to be achievable, the target level of each performance objective is based on a level of performance that was believed to be aggressive, but obtainable, and the maximum level of each performance objective is based on a level of performance that was believed to be realizable upon the actualization of exceptional performance. Each of these performance objectives and measurements is weighted equally and an overall average measurement is obtained. Because an overall average is obtained on many measurements, the LDCC believes the specific metrics for each performance objective and measurement are not material to an understanding of the Commitment to Stakeholders component.

The table below shows the performance/payout curve for the Commitment to Stakeholders component of the annual cash incentive awards. Performance between the stated percentages is interpolated.

Percent of Targeted Payout Amount
Performance as a Percent of	for Commitment to Stakeholders
Commitment to Stakeholders Target	Target Component

Less Than 80%	0%
80% (threshold)	50%
100% (target)	100%
120%	150%

Actual Fiscal Year 2008 Cash Incentive Award Payouts Under the 2008 OIP

In November 2008, the LDCC reviewed the results of the 2008 OIP based on the recommendations made by the Chief Executive Officer. The amounts of the annual cash incentive awards that were recommended by the Chief Executive Officer to the LDCC and subsequently approved by the LDCC is set forth below. For fiscal year 2008, the net financial earnings, Commitment to Stakeholders and leadership components comprised 50 percent, 20 percent and 30 percent, respectively, of the annual cash incentive awards under the 2008 OIP for each of our named executive officers. This totaled a payout amount equal to 126.5 percent of each of the named executive officer’s respective target of fiscal year 2008 total annual cash incentive award.

The fiscal year 2008 annual cash incentive awards under the 2008 OIP were determined as follows:

For fiscal year 2008, our net financial earnings were $93.8 million, which corresponded to a payout amount equal to 60 percent of the total target annual cash incentive award. We calculated this payout amount as follows:

					Amount Earned
					as Percent of
					Total Annual
Actual	Target	Percent	Percent of Target	Component	Cash Incentive
NFE	NFE	of Target	Payout Amount	Percentage	Award

$93.8 million	$90.1 million	104%	120%	50%	60%

In addition, the Company achieved 103.2 percent of its Commitment to Stakeholders targets, which corresponded to a payout amount equal to 108 percent of the total target annual cash incentive award. We calculated this payout amount as follows:

Actual Performance
as a			Amount Earned as
Percentage of	Percent of		Percent of Total
Commitment to	Target Payout	Component	Annual Cash
Stakeholders Target	Amount	Percentage	Incentive Award

103.2%	108%	20%	21.6%

Individual leadership performance reviews for each of the named executive officers (other than our Chief Executive Officer) were submitted by our Chief Executive Officer for discussion and consideration by the LDCC. The LDCC reviewed each of the named executive officer’s 2008 individual leadership results, including our Chief

Executive Officer, and assessed these results against such named executive officer’s objectives. The following table sets forth certain of the 2008 individual performance highlights for each of our named executive officers that were factored into their 2008 annual cash incentive award and the setting of 2009 total targeted direct compensation.

Name	Fiscal Year 2008 Performance Highlights

Laurence M. Downes	• Strong financial performance by the Company
• Substantial achievement of the goals and objectives enumerated in the fiscal 2008 business and financial plan
• Implementation of the majority of the initiatives contained in the Commitment to Stakeholders
• A reasonable resolution of NJNG’s base rate filing
• Focused on continued development of the leadership team
• The Company received numerous awards and distinctions in fiscal year 2008, highlighting the continued strong relationships with important external stakeholders

Glenn C. Lockwood	• Chaired internal Risk Management, Benefits Administration and Internal Reporting Committees
• Provided leadership to certain non-utility subsidiaries
• Led the effort that resulted in implementation of state tax apportionment strategy
• Expanded Investor Relations program
• Provided research and recommendations for major financial policy issues

Joseph P. Shields	• Led NJRES to another record year of financial results
• Played a key role in the base rate case process
• Exceeded target NJNG incentive program margins
• Successfully managed NJNG’s basic gas supply service prices in an extremely volatile environment
• Implemented operational improvements to streamline administrative and reporting processes

Kathleen T. Ellis	• Provided leadership in the successful completion of the base rate case
• Assumed the position of Chief Operating Officer of NJNG; encouraged greater collaboration between business units
• Drove a marketing plan that led to greater balance in new customer additions
• Improved NJNG’s relationship with NJR Service Corporation
• Maintained excellent political and regulatory relationships

Mariellen Dugan	• Provided overall leadership of the Company’s diverse legal requirements and issues
• Reorganized the Right of Way/Claims area
• Handled all major litigation issues
• Expanded the General Counsel’s office expertise through the hiring of a new senior counsel

The Chief Executive Officer recommended to the LDCC that each named executive officer achieved 150 percent of their leadership goals, which corresponded to a payout amount equal to 45 percent of the total target annual cash incentive award. We calculated this payout amount as follows:

Percent of Target Payout		Amount Earned as
Amount	Component	Percent of Total Annual
for Leadership Component	Percentage	Cash Incentive Award

150%	30%	45%

Notwithstanding the 2008 OIP formula payout amount which was equal to 126.5 percent of each of the named executive officer’s respective target total annual cash incentive awards, the LDCC determined to use its discretion based upon reviewing the 2008 OIP in its entirety, market conditions and individual performance results and, in accordance with the recommendations of the Chief Executive Officer, to make the payments set forth in the following table to the named executive officers under the 2008 OIP. These amounts are also set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 38 of this

Proxy Statement. Each of the named executive officers received an annual cash incentive award equal to or in excess of their target award amount under the 2008 OIP. The annual cash incentive award to Mr. Shields under the 2008 OIP exceeded the fiscal year 2008 maximum payout amount and was based primarily upon the performance of NJRES, which significantly exceeded its net financial earnings target and is managed by Mr. Shields.

Fiscal Year 2008 Annual Cash
Name	Incentive Award Paid ($)

Laurence M. Downes	675,000
Glenn C. Lockwood	126,000
Joseph P. Shields	800,000
Kathleen T. Ellis	151,500
Mariellen Dugan	116,000

The 2007 Stock Award and Incentive Plan.

At our 2007 Annual Meeting, shareholders approved the 2007 Stock Award and Incentive Plan (the “2007 Plan”), which the Board and the LDCC had previously approved. The 2007 Plan authorizes a broad range of awards which the LDCC may award at its discretion, including:

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•	deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called “restricted stock units”);

•	enumeration of the business criteria on which an individual’s performance goals are to be based;

•	maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the 2007 Plan;

•	cash-based performance awards tied to achievement of specific performance objectives;

•	other awards based on Common Stock;

•	dividend equivalents;

•	stock options (incentive stock options and nonqualified stock options);

•	stock appreciation rights; and

•	shares issuable in lieu of rights to cash compensation.

We believe the 2007 Plan assists the company in:

•	attracting, retaining, motivating and rewarding officers, employees, directors, consultants and advisors of the company and our subsidiaries and affiliates;

•	strengthening our capability to develop, maintain and direct a competent management team;

•	providing equitable and competitive compensation opportunities;

•	recognizing individual contributions and rewarding achievement of our goals; and

•	promoting creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders.

Long-term Equity Incentive Awards.

In fiscal year 2008, the LDCC adopted a new long-term equity incentive program under our 2007 Plan. In designing the new program, the following key objectives were established:

•	selecting long-term equity incentive levels and vehicles that are competitive with members of our comparator group,

•	distributing shares of Common Stock with meaningful vesting periods to encourage retention of key executives,

•	linking compensation to company performance criteria that is meaningful to shareholders,

•	implementing the usage of deferred stock retention awards to reward performance and encourage retention, and

•	providing flexibility for granting awards.

Our primary objectives in granting long-term equity incentive awards are to encourage significant ownership of our Common Stock by management and to provide long-term financial incentives linked directly to market performance of our Common Stock. The LDCC believes that significant ownership of our Common Stock by senior management is the optimal method for aligning the interests of management and the shareholders, and our stock incentive program is effectively designed to further this objective.

With the exception of significant promotions and new hires, equity grants, including long-term equity incentive awards, are generally awarded following the public release of our annual financial results. The LDCC selects this timing because it enables us to consider the prior year performance of the Company and the participants and our expectations for the next performance period, while also guaranteeing that normal awards will be made after we publicly disclose our performance for the year. The awards also are made as early as practicable in our fiscal year in order to maximize the time period for the incentives associated with the awards.

Based on these objectives, our 2007 Plan provides for several forms of long-term equity incentive grants, including performance share awards, restricted stock awards and deferred stock retention awards. In the past, we have utilized awards of non-qualified stock options consistent with long-term share appreciation to reward executives. Stock options also presented favorable accounting and tax treatment. The LDCC determined not to grant stock options due to its preference to reward retention and Company performance by granting full-value restricted shares of Common Stock. This change made it more desirable to grant performance share awards to our named executive officers, which in turn allows us to limit the issuance of shares related to such awards, thereby reducing dilution. In the future, we may utilize stock options as an incentive vehicle, particularly as part of employment arrangements with newly hired executives and where we deem it appropriate to align executive and shareholder interests.

The LDCC in November 2007, after consulting Steven Hall & Partners, determined that a portion of our executive officers’ total compensation should be paid in equity awards through our new long-term equity incentive program. Therefore, in November 2007, the LDCC set long-term equity incentive awards for executive officers based upon their respective fiscal year 2007 performance. The awards to our named executive officers were recommended by our Chief Executive Officer and approved by the LDCC and the awards to our Chief Executive Officer were determined by the LDCC and ratified by the Board.

Performance Unit Awards.

In November 2005, we granted performance units, each unit of which is equal to a share of our Common Stock, to each of the named executive officers. Generally, the LDCC has made grants of performance unit or performance share (described below under “Performance Share Awards”) awards every three years. Performance unit awards are both “performance based” and “time based.” The performance units only vest upon (i) the attainment of a schedule of performance goals related to total shareholder return (stock price appreciation plus dividends, which are treated as though reinvested) as measured against a twenty-one company peer group (the “Company Peer Group”) over a period of 30 months and (ii) additional service beyond the point when the goal is reached. The higher our ranking among the Company Peer Group, the greater the number of performance units that will be earned, up to a maximum of 150 percent of the target. No performance units would have vested if we did not perform in at least the top half of the Company Peer Group. Based upon our total shareholder return relative to our peers during the 30-month period ended September 30, 2007, the recipients of performance units were entitled to a payout equal to 50 percent of the target number of performance units granted to them during the 30-month cycle. For each of the named executive officers, 50 percent of such payout occurred on October 1, 2007, and the remaining 50 percent was paid out on October 1, 2008. We did not make any performance unit awards in fiscal year 2008.

Performance Share Awards.

In November 2007, the LDCC approved the grant of performance share awards to each of the named executive officers after the completion of the previous performance unit award cycle which ended on September 30, 2007. As set forth in the table below, the performance share awards were granted to the named executive officers as of January 1, 2008. These performance share awards vest at the end of a thirty-three month performance period ending on September 30, 2010, based on relative company Total Shareholder Return (“TSR”) versus the established comparator group used for compensation purposes which is described under “Elements of Our Fiscal Year 2008 Compensation Program for Named Executive Officers — Comparator Group Analysis” on page 24 above. If performance does not meet the minimum threshold level, no shares will vest.

		Number of Performance	Estimated Market Value*
Name	Grant Date	Shares (Target)	Threshold ($)	Target ($)	Maximum($)

Laurence M. Downes	1/1/2008	12,000	215,340	430,680	646,020
Glenn C. Lockwood	1/1/2008	5,100	91,520	183,039	274,559
Joseph P. Shields	1/1/2008	6,075	109,016	218,032	327,048
Kathleen T. Ellis	1/1/2008	6,000	107,670	215,340	323,010
Mariellen Dugan	1/1/2008	4,950	88,828	177,656	266,483

*	The estimated market values of the performance share awards are based upon the closing price of our Common Stock on September 30, 2008, which was $35.89 per share. The actual value of these awards will be determined based upon the actual number of performance shares that vest at the end of the performance period on September 30, 2010, and the closing price of our Common Stock on September 30, 2010. As described below, the “threshold” number of shares would be 50% of the target award amount, while the “maximum” number of shares that may be awarded would equal 150% of the target award amount.

The earned performance shares will be delivered to participants at the end of the performance period. The stated percentiles are approximate due to rounding and the performance between the stated percentiles is interpolated.

Relative TSR Percentile	% of Target Award to Vest

<27th	0
27th (threshold)	50%
36th	60%
45th	70%
55th	85%
64th (target)	100%
73rd	120%
82nd	135%
≥91st (maximum)	150%

Restricted Stock Awards.

The LDCC intends to use restricted stock awards as a retention vehicle and as necessary for new hires, promotions, special recognition awards and as a reward for superior performance. As set forth in the table below, on January 1, 2008, the LDCC granted awards of time vested restricted stock to our named executive officers for fiscal year 2008. The LDCC made these restricted stock awards to the named executive officers in recognition for our fiscal year 2007 performance, for retention purposes and to motivate the named executive officers to perform over the three-year vesting period. The LDCC values restricted stock awards at the fair market value of the number of shares of our Common Stock on the date of grant. The shares of restricted stock vest over three years at a rate of one-third per year on the anniversary of the date of grant, based on continued employment.

	Number of Shares of	Grant Date Fair
Name	Restricted Stock Granted	Market Value ($)*

Laurence M. Downes	12,000	382,080
Glenn C. Lockwood	5,100	162,384
Joseph P. Shields	6,075	193,428
Kathleen T. Ellis	6,000	191,040
Mariellen Dugan	4,950	157,608

*	Represents full grant date fair market value calculated in accordance with FAS 123(R). This amount does not reflect the actual cash value that will be recognized by each of the named executive officers when such shares are fully vested and sold.

Deferred Stock Retention Awards

In November 2008, the LDCC approved the grant of a deferred stock retention award to two of our named executive officers as recognition for superior performance and as a retention vehicle. The deferred stock retention awards are denominated in dollars and converted into deferred stock units based on the stock price at the date of grant. Each deferred stock unit equals one share of our Common Stock. The deferred stock units will not accrue dividends. At the end of the deferral period, deferred stock units are paid out in shares of our Common Stock. The deferred stock retention awards become payable in four quarterly installments beginning three years from the date of the grant, provided that the named executive officer complies with certain covenants, including a non-competition restriction. As set forth in the table below, on November 11, 2008, the LDCC granted the deferred stock awards to Mr. Shields and Ms. Ellis. The LDCC made these deferred stock awards to these named executive officers in recognition for their fiscal year 2008 performance and for retention purposes over the vesting period.

	Number of Deferred	Grant Date Fair
Name	Stock Units Granted	Market Value of Award ($)*

Joseph P. Shields	5,654	200,000
Kathleen T. Ellis	4,947	175,000

*	Represents the grant date fair market value of the deferred stock units granted based upon the closing price of our Common Stock of $35.37 on November 11, 2008, the date of grant. This amount does not reflect the actual value of the shares of our Common Stock that will be distributed to these named executive officers, which will be based upon the price of our Common Stock on the actual date distributed as per the payout schedule.

Common Stock Awards

As set forth on the table below, on November 11, 2008, the LDCC approved the grant of a fully vested common stock award to Mr. Downes, our Chief Executive Officer as a reward for achievement of annual performance that was in excess of his target incentive for fiscal year 2008. The common stock award was denominated in dollars and paid out immediately in shares of our Common Stock based upon the number of shares of our Common Stock the award amount translated into at the time of the payout. The LDCC believed that the common stock award further strengthens Mr. Downes’ ongoing linkage to shareholders and the future performance of the Company. The award was fully vested at grant to reflect the fact that it was a substitute for cash and therefore had no other conditions attached to it.

	Grant Date Fair	Number of Shares of
Name	Market Value ($)*	Common Stock Granted

Laurence M. Downes	300,000	8,481

*	Represents full grant date fair market value based upon the closing price of $35.37 of our Common Stock on November 11, 2008.

Retirement Programs

Our retirement programs for senior executives provide an opportunity for each participating executive, through long-term service to New Jersey Resources, to receive a pension or other forms of retirement benefits. Our named executive officers participate in the New Jersey Natural Gas Company Plan for Retirement Allowances for Non-Represented Employees (the “Non-Represented Plan”), which is a trusteed noncontributory defined benefit retirement plan. Our named executive officers also participate in our 401(k) Plan, which is a trusteed defined contribution plan. These plans provide retirement benefits to broad groups of employees and executives. Certain of our named executive officers also participate in the Savings Equalization Plan of New Jersey Resources, which we refer to as the SEP, and the Pension Equalization Plan of New Jersey Resources, which we refer to as the PEP, both of which are unfunded nonqualified plans. These plans provide benefits that would have been made under the Non-Represented Plan and the 401(k) Plan, but for the limitations on compensation and contributions imposed by Sections 401(a)(17), 401(k), 401(m) and 415 of the Internal Revenue Code. In addition, the named executive officers and certain other officers have supplemental retirement agreements. Under the Supplemental Executive Retirement Plan Agreements, which we also refer to as SERP Agreements, benefits are payable over a 60-month period commencing at age 65. At projected retirement, the total maximum amount payable to our Chief Executive Officer under his SERP Agreement is currently $250,000. Messrs. Shields, Lockwood, Ms. Ellis and Ms. Dugan would each be entitled to maximum amounts of $125,000 under their respective SERP Agreements. These are described more fully in the narrative following the Pension Benefits table on page 45 of this Proxy Statement.

We also sponsor health care plans that provide postretirement medical and life insurance benefits to union and non-union employees who meet the eligibility requirements. To be eligible, retirees must meet certain age and service requirements. Depending on the year of retirement, benefits may be subject to annual deductibles, coinsurance requirements, lifetime limits and retiree contributions. As of September 30, 2008, none of the named executive officers have completed the age and service requirements to be eligible for post-retirement health coverage.

Severance Policies

Severance protection is provided to our senior executives in their employment continuation agreements with the Company (“Employment Continuation Agreements”) and only in the event that a senior executive is terminated following a “change in control.” This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. When recruited from another company, the executive generally will seek to be protected in the event he or she is terminated without cause or we take actions giving the executive good reason to terminate employment. We believe that the protection we provide — including the level of severance payments and post-termination benefits — is appropriate and within the range of competitive practice.

Severance protection following a change in control provides a number of important benefits to us. First, it permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change in control transactions take time to unfold, and a stable management team can help to preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption. Finally, we believe that the change in control protections in place encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of the company in a third party. The LDCC believes that the potential cost of executive change in control severance payments and benefits, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice and represents an appropriate cost relative to the benefits to us and our shareholders.

On February 20, 2007, we entered into Employment Continuation Agreements with each of Mr. Downes, Ms. Dugan, Ms. Ellis, Mr. Lockwood and Mr. Shields, which, in the case of Mr. Downes, Ms. Ellis, Mr. Lockwood and Mr. Shields, replaced existing employment continuation agreements. The Employment Continuation Agreements provide each executive certain rights in the event that his or her employment is terminated within two years following the occurrence of a “Change of Control” (as defined in the agreements) (i) by the company without “Cause” (as defined in the agreements) or (ii) by the executive for “Good Reason” (as defined in the agreements).

Subject to the limitation described below in the next paragraph, upon either such termination of employment, the executive, in the case of Mr. Downes, will receive three times the sum or, in the case of the other executives, two times the sum, of (x) annual base salary and (y) the average of annual bonuses paid or payable with respect to the last three calendar years ended prior to the Change of Control. The Employment Continuation Agreements further provide that, if any such executive is subject to the so-called “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code, the Company must make an additional payment to the executive in an amount sufficient to place the executive in the same after-tax position as if no such excise taxes had been imposed.

As a condition of the right of the executive to receive payments under the Employment Continuation Agreements, the executive must enter into a binding agreement that, without the written consent of the Board, the executive will not for a period of two years, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, shareholder, employer, employee, consultant, advisor or director) in any business in which he or she has been directly engaged on behalf of us or any affiliate, or has supervised as an executive thereof, during the last two years prior to such termination, or which was engaged in or planned by us or an affiliate at the time of such termination, in the geographic area of New York, New Jersey, Pennsylvania, or Delaware and in which such business was conducted or planned to be conducted; (ii) induce any customers of the company or any of our affiliates with whom the executive has had contacts or relationships, directly or indirectly, during and within the scope of his or her employment with the company or any of our affiliates, to curtail or cancel their business with us or any such affiliate; (iii) induce, or attempt to influence, any employee of the company or any of our affiliates to terminate employment; or (iv) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the company or any affiliate; provided, however, that activities engaged in by or on behalf of the company are not restricted by this covenant.

On November 28, 2008, the Employment Continuation Agreements between the Company and each of our named executive officers were amended to make technical changes to maintain compliance with Section 409A of the Internal Revenue Code. The Employment Continuation Agreements are described in more detail below in the section entitled “Potential Payments upon Termination or Change of Control” beginning on page 46 of this Proxy Statement.

Deferred Compensation

We provide an Officers’ Deferred Compensation Plan whose purpose is to provide certain members of a select group of management or highly compensated employees of the company and its affiliates a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles in order to enhance the competitiveness of our executive compensation program and, therefore, its ability to attract and retain qualified key personnel necessary for our continued success and progress. Participants in the Officers’ Deferred Compensation Plan may defer the receipt of compensation or awards, which may be in the form of cash, stock or stock-denominated awards, including salary, annual bonus awards, long-term awards and compensation payable under other plans and programs, employment agreements or other arrangements. Deferrals under the Officers’ Deferred Compensation Plan must comply with the requirements of Section 409A of the Internal Revenue Code and be in accordance with U.S. federal income tax laws and Treasury Regulations. All of the named executive officers are eligible to participate in the Officers’ Deferred Compensation Plan. Nonqualified Deferred Compensation is described in more detail below in the section entitled “Nonqualified Deferred Compensation” beginning on page 47 of this Proxy Statement.

Other Benefits

The LDCC believes employee benefits are an essential component of our competitive total compensation package. These benefits are designed to attract and retain our employees. The named executive officers may participate in the same benefit plans as our salaried employees, which include medical, health and dental insurance, long-term disability insurance, accidental death and disability insurance, travel and accident insurance and our 401(k) Plan. As part of the 401(k) Plan, we match 50 percent of the first 6 percent of compensation contributed by the employee into the 401(k) Plan subject to the Internal Revenue Code and our 401(k) Plan limits. We have disclosed all company matches for our named executive officers in Column (i), “All Other Compensation”, in the

Summary Compensation Table, and separately disclosed each amount in Footnote 6 to that table on page 39 of this Proxy Statement.

In addition, we provide certain other benefits to our executives, including our named executive officers. The LDCC believes these other benefits provide security for current and future needs of the executives and their families and therefore assist in attracting and retaining them. These other benefits are structured to be within the competitive range relative to our comparator group. In general, we do not provide our executives with many of the types of perquisites that other companies offer their executives, such as personal use of a corporate jet. The additional benefits we provide or have provided to some of our executives consist of the following and are included in the amounts set forth in Column (i), “All Other Compensation,” in the Summary Compensation Table, and separately disclosed in Footnote 6 to that table on page 39 of this Proxy Statement: car allowance, executive preventative health maintenance program and executive insurance program. In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and the other named executive officers with the same benefits package available to all of our salaried employees. The package includes:

•	Health and dental insurance (portion of costs);

•	Basic life insurance;

•	Long-term disability insurance;

•	Participation in our 401(k) Plan, including company matching;

•	Participation in our Non-Represented Plan; and

•	Matching charitable contributions.

For business purposes it may be appropriate for certain members of senior management to belong to a golf or social club so that such executive has an appropriate entertainment forum for customers and appropriate interaction with their communities. Relocation benefits also are reimbursed per our usual relocation policy, but may be individually negotiated under special circumstances.

Share Ownership Guidelines

The LDCC believes it is important to align the interests of members of senior management with our shareholders. While the LDCC considers this principle when determining the appropriate mix of base salary, annual cash incentive awards and long-term equity incentive awards, the LDCC also established stock ownership guidelines that encourage the accumulation and retention of our Common Stock. We believe that executive ownership is important to create a mutuality of interest with shareholders. Therefore, executive officers are required to meet established share ownership levels. These requirements are subject to annual review by the LDCC.

Executive officers are required to meet ownership levels within five years after their election by the Board of Directors. If the requirement has not been met at that time, we have the right to defer payout of shares under the 2007 Plan until the target is achieved. The ownership requirements are 60,000 shares for our Chief Executive Officer, 6,000 shares of Common Stock for Executive and Senior Vice Presidents and 3,000 shares of Common Stock for Vice Presidents.

United States Federal Income Tax Limits on Deductibility

Section 162(m) of the Internal Revenue Code provides that executive compensation in excess of $1 million to an individual officer will not be deductible for purposes of corporate income tax unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Internal Revenue Code. The LDCC has relied and intends to continue to rely on performance-based compensation programs for annual cash bonus awards and long-term equity incentive awards. The LDCC seeks, through such programs, to fulfill corporate business objectives. The LDCC currently anticipates that, to the extent practicable and in our best interest, such programs will be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The LDCC recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

The Leadership Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, the Leadership Development and Compensation Committee recommends to the Board that it be included in this Proxy Statement.

Nina Aversano William H. Turner Alfred C. Koeppe	David A. Trice, Chair George R. Zoffinger

Dated: November 11, 2008

The “Leadership Development and Compensation Committee Report” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information relating to total compensation for the fiscal year ended September 30, 2008. The individuals named below include our Chairman and Chief Executive Officer, our Chief Financial Officer, and our other named executive officers.

							Change in
							Pension
							Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary(1)	Bonus(2)	Awards(3)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Laurence M. Downes	2008	669,231	300,000	608,126	64,320	675,000	22,123	46,569	2,385,369
Chairman, CEO and President	2007	650,000	—	280,184	76,020	650,000	163,461	42,232	1,861,897
Glenn C. Lockwood	2008	249,231	—	182,520	12,060	126,000	0	17,702	587,513
Senior Vice President and Chief Financial Officer	2007	237,231	—	63,370	17,910	120,000	27,539	17,060	483,110
Joseph P. Shields	2008	311,538	—	465,717	24,120	800,000	30,890	22,097	1,654,362
Executive Vice President and Chief Operating Officer, NJRES	2007	293,077	—	110,969	29,970	400,000	82,708	18,959	935,683
Kathleen T. Ellis	2008	238,846	—	377,632	39,002	151,500	13,585	22,839	843,404
Executive Vice President and Chief Operating Officer, NJNG	2007	207,750	35,000	65,186	34,457	125,000	17,243	21,259	505,895
Mariellen Dugan	2008	230,000	—	184,974	12,510	116,000	4,794	18,500	566,778
Senior Vice President and General Counsel	2007	216,538	7,500	72,207	12,510	110,000	21,954	14,929	455,638

(1)	Salary amounts include cash compensation earned by each named executive officer during fiscal years 2008 and 2007, as well as any amounts earned in fiscal year 2008 or 2007, as the case may be, but contributed under our 401(k) Plan and/or deferred at the election of the named executive officer under our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2008, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” starting on page 46 of this Proxy Statement.

(2)	The amount listed in this column for Mr. Downes represents the fair market value of the Common Stock award made to Mr. Downes for fiscal year 2008 performance which was paid to him in the form of 8,481 shares of common stock based upon the closing price of $35.37 per share on November 11, 2008, the date of grant. Information on the Common Stock award granted to Mr. Downes for fiscal year 2008 performance is set forth in the section entitled “Common Stock Awards” on page 33 of this Proxy Statement. The actual cash amount Mr. Downes will realize will depend on the market price of our Common Stock at the time Mr. Downes sells such shares.

(3)	The amounts included are the dollar amounts of the expense recognized in fiscal years 2008 and 2007 for financial statement reporting purposes in accordance with SFAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, include amounts from awards granted in and prior to fiscal years 2008 and 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual cash value that will be recognized by each of the named executive officers when received. Assumptions used in the calculation of these award amounts are included in Note 8 and Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the years ended September 30, 2008 and 2007, respectively, and incorporated by reference into this Proxy Statement. Information on individual equity awards granted to the named executive officers in fiscal year 2008 is set forth in the section entitled “Grants of Plan Based Awards” on page 40 of this Proxy Statement. Information on the vesting of restricted stock in fiscal year 2008 is set forth in the section entitled “Option Exercises and Stock Vested” on page 43 of this Proxy Statement. Information on the deferred stock retention awards granted to Mr. Shields and Ms. Ellis is set forth in the section entitled “Deferred Stock Retention Awards” on page 33 of this Proxy Statement.

(4)	The amounts represent cash awards to the named executive officers under our performance-based annual cash incentive plan for fiscal years 2008 and 2007, which is discussed in the section entitled “Annual Cash Incentive Awards” beginning on page 26 of this Proxy Statement. While such amounts were earned for fiscal year 2008 and fiscal year 2007 performance, they were not paid to the named executive officers until November 2008 and November 2007, respectively.

(5)	The amounts shown in this column represents the change in the pension value for the named executive officers except that the change in pension value for Mr. Lockwood for fiscal year 2008 shown in the table as “0” was actually a decrease in value of $14,067. For each named executive officer, the change in the pension value was calculated using the same actuarial assumptions, with the exception of turnover, retirement, disability, pre-retirement mortality, and election of optional forms of payment as used to compute the accumulated benefit obligations as of September 30, 2008 and 2007, as stated in our Annual Report on Form 10-K for the years ended September 30, 2008 and 2007, respectively, and as stated in our Annual Report on Form 10-K for the year ended September 30, 2006, as filed on November 22, 2006. These assumptions included an interest rate of 6.25 percent as of September 30, 2007, and 7.75 percent as of September 30, 2008. The present value of the benefits has been calculated assuming the named executive officers stay in employment until the earliest age the executive could collect a benefit without reduction for early retirement and received their benefit as a life annuity. The assumed age of payment is 60 for Mr. Downes, Mr. Lockwood, Mr. Shields and Ms. Dugan. The assumed age of payment is age 65 for Ms. Ellis. Ms. Ellis will be awarded an additional five years of service upon completion of five years of service. The additional benefit for this service has not been reflected above since it has not yet been accrued. If the service were recognized ratably over the five-year period, the increase in the value of Ms. Ellis benefit would be twice the amount shown.

(6)	The table below reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the named executive officers during fiscal year 2008. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us. Each perquisite and personal benefit included in the table below is described in more detail in the narratives immediately following the table:

All Other Compensation Table

		Company-Paid	401(k) Plan/SEP	Charitable
	Car	Insurance	Matching	Matching
Name	Allowance ($)(a)	Premiums ($)(b)	Contribution ($)(c)	Contribution ($)(d)	Total ($)

Laurence M. Downes	5,365	1,476	6,900	32,828	46,569
Glenn C. Lockwood	8,693	972	7,027	1,010	17,702
Joseph P. Shields	8,693	1,187	9,617	2,600	22,097
Kathleen T. Ellis	8,693	941	7,165	6,040	22,839
Mariellen Dugan	8,693	907	6,900	2,000	18,500

(a)	We provide a car allowance to certain executive officers, including our named executive officers other than Mr. Downes. The purpose of the car allowance is to make our compensation program competitive with other companies and because cars are predominantly used for business purposes. The amount shown for Mr. Downes represents the portion of the cost of a company-owned automobile used by Mr. Downes that relates to his personal use.

(b)	The amounts listed represent aggregate premiums we paid in fiscal year 2008 for our group life insurance policy and for a Directors and Officers Travel Insurance Policy.

(c)	Each named executive officer is eligible to participate in our 401(k) Plan, which offers them an opportunity to defer income and receive matching contributions from us subject to certain limits. The amounts set forth in the table above represent company contributions under our 401(k) Plan and our Savings Equalization Plan (“SEP”) for fiscal year 2008. Information about the 401(k) Plan and SEP is set forth in the section entitled “Pension Benefits” beginning on page 44 of this Proxy Statement.

(d)	Each named executive officer is eligible to participate in our matching gifts programs in we match employees’ contributions to charities and qualified educational institutions. Each of the named executive officers, other than Mr. Downes, participated in the matching gifts program in amounts equal to or below the maximum amount. The Board of Directors was informed that Mr. Downes’ contribution was in excess of the maximum amount.

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2008.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Grant Date
			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Number of	Number of	Fair Value
		Date of	Equity Incentive Plan			Equity Incentive Plan			Shares of	Securities	of Stock
	Grant	LDCC	Awards(1)			Awards(2)			Stock or	Underlying	and Option
Name	Date	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options	Awards(4)
(a)	(b)		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Laurence M. Downes	1/1/2008	11/13/2007	—	—	—	6,000	12,000	18,000	n/a	n/a	252,937
	1/1/2008	11/13/2007	—	—	—	n/a	n/a	n/a	12,000	n/a	382,080
			0	675,000	1,012,500	—	—	—	—	—	—
Glenn C. Lockwood	1/1/2008	11/13/2007	—	—	—	2,550	5,100	7,650	n/a	n/a	107,498
	1/1/2008	11/13/2007	—	—	—	n/a	n/a	n/a	5,100	n/a	162,384
			0	113,400	170,100	—	—	—	—	—	—
Joseph P. Shields	1/1/2008	11/13/2007	—	—	—	3,038	6,075	9,113	n/a	n/a	128,049
	1/1/2008	11/13/2007	—	—	—	n/a	n/a	n/a	6,075	n/a	193,428
			0	141,750	212,625	—	—	—	—	—	—
Kathleen T. Ellis	1/1/2008	11/13/2007	—	—	—	3,000	6,000	9,000	n/a	n/a	126,468
	1/1/2008	11/13/2007	—	—	—	n/a	n/a	n/a	6,000	n/a	191,040
			0	109,350	164,025	—	—	—	—	—	—
Mariellen Dugan	1/1/2008	11/13/2007	—	—	—	2,475	4,950	7,425	n/a	n/a	104,337
	1/1/2008	11/13/2007	—	—	—	n/a	n/a	n/a	4,950	n/a	157,608
			0	104,850	157,275	—	—	—	—	—	—

(1)	Represents the potential fiscal year 2008 “target” and “maximum” annual cash incentive award amounts for each of the named executive officers as set by the LDCC. The actual amount of the annual cash incentive award earned by each named executive officer for fiscal year 2008 is reported in Column (g), “Non-Equity Incentive Plan Compensation,” in the Summary Compensation Table on page 38 of this Proxy Statement. For additional information with respect to the fiscal year 2008 annual cash incentive awards please see “Compensation Discussion and Analysis” beginning on page 21 of this Proxy Statement.

(2)	The values under this column represent the number of performance shares granted to the named executive officers pursuant to the 2007 Plan and shows potential “threshold”, “target” or “maximum” payout amounts at the end of the thirty-three month performance period on September 30, 2010. The method of determination of actual payout amounts is described in more detail under “Performance Share Awards” on page 32 of this Proxy Statement.

(3)	This column displays the number of shares of restricted stock granted to the named executive officers pursuant to the 2007 Plan. Shares vest in equal annual installments over three years beginning on the first anniversary of the date of grant (January 1, 2009), subject to the continued employment of the named executive officer, except under certain conditions.

(4)	Amounts shown represent the grant date fair value of each equity award computed in accordance with SFAS 123(R). For a full description of the assumptions used by us in computing these amounts, see Note 8 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the year ended September 30, 2008, and incorporated by reference into this Proxy Statement. The actual value a named executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Grant Date Fair Value of Stock and Option Awards column will actually be realized.

2007 Stock Award and Incentive Plan

At the fiscal year 2006 Annual Meeting, shareholders approved the 2007 Plan. We believe the 2007 Plan assists us to:

•	attract, retain, motivate and reward officers, employees, directors, consultants and advisors to the company and our subsidiaries and affiliates;

•	strengthen our capability to develop, maintain and direct a competent management team;

•	provide equitable and competitive compensation opportunities;

•	recognize individual contributions and reward achievement of our goals; and

•	promote creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders.

The 2007 Plan authorizes a broad range of awards which the Board may award at its discretion, including:

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•	deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called “restricted stock units”);

•	cash-based performance awards tied to achievement of specific performance objectives;

•	other awards based on Common Stock;

•	dividend equivalents;

•	stock options (incentive stock options and nonqualified stock options);

•	stock appreciation rights (“SARs”); and

•	shares issuable in lieu of rights to cash compensation.

Consistent with the requirements of the NYSE, the 2007 Plan includes a restriction providing that, without shareholder approval, we will not amend or replace options or SARs previously granted under the 2007 Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Executive officers and all other employees of the company and our subsidiaries, non-management directors serving on the Board and others who provide substantial services to the company and our subsidiaries and affiliates are eligible to be granted awards under the 2007 Plan. The LDCC administers the 2007 Plan. The selection of participants and the nature and size of the awards granted to participants is subject to the discretion of the LDCC. As of September 30, 2008, approximately 736,037 shares of Common Stock were subject to outstanding awards under our equity compensation plans and 1,999,101 shares of Common Stock were available for future awards under our equity compensation plans.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning the number and value of unexercised options, SARs and similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended September 30, 2008.

	Option Awards					Stock Awards
												Equity
										Equity		Incentive
										Incentive		Plan Awards:
			Equity							Plan		Market or
			Incentive							Awards:		Payout
			Plan Awards:							Number of		Value of
	Number of	Number of	Number of			Number of		Market Value		Unearned		Unearned
	Securities	Securities	Securities			Shares or		of Shares or		Shares, Units		Shares, Units
	Underlying	Underlying	Underlying			Units or		Units of		or Other		or Other
	Unexercised	Unexercised	Unexercised	Option		Stock that		Stock that		Rights that		Rights that
	Options	Options	Unearned	Exercise	Option	have not		have not		have not		have not
	(#)	(#)	Options	Price	Expiration	Vested		Vested		Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)		(#)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)		(j)

Laurence M. Downes
January 15, 2003	22,500	—	—	20.9934	1/14/2013	—		—		—		—
May 17, 2005	54,000	18,000 (1)	—	30.3667	5/16/2015	—		—		—		—
January 24, 2007	—	—	—	—	—	10,370	(7)	372,179	(10)	—		—
January 1, 2008	—	—	—	—	—	12,000	(8)	430,680	(10)	—		—
January 1, 2008	—	—	—	—	—	—		—		12,000	(11)	430,680	(12)
Glenn C. Lockwood
January 15, 2003	45,000	—	—	20.9934	1/14/2013	—		—		—		—
May 17, 2005	10,125	3,375 (2)	—	30.3667	5/16/2015	—		—		—		—
February 1, 2006	—	—	—	—	—	525	(6)	18,842	(9)	—		—
January 24, 2007	—	—	—	—	—	2,298	(7)	82,475	(10)	—		—
January 1, 2008	—	—	—	—	—	5,100	(8)	183,039	(10)	—		—
January 1, 2008	—	—	—	—	—	—		—		5,100	(11)	183,039	(12)
Joseph P. Shields
November 29, 2000	17,062	—	—	18.2222	11/28/2010	—		—		—		—
January 15, 2003	45,000	—	—	20.9934	1/14/2013	—		—		—		—
May 17, 2005	20,250	6,750 (3)	—	30.3667	5/16/2015	—		—		—		—
January 24, 2007	—	—	—	—	—	4,191	(7)	150,415	(10)	—		—
January 1, 2008	—	—	—	—	—	6,075	(8)	218,032	(10)	—		—
January 1, 2008	—	—	—	—	—	—		—		6,075	(11)	218,032	(12)
Kathleen T. Ellis
December 16, 2004	18,000	6,000 (4)	—	28.9934	12/15/2014	—		—		—		—
May 17, 2005	10,125	3,375 (4)	—	30.3667	5/16/2015	—		—		—		—
February 1, 2006	—	—	—	—	—	734	(6)	26,325	(9)	—		—
January 24, 2007	—	—	—	—	—	2,311	(7)	82,942	(10)	—		—
January 1, 2008	—	—	—	—	—	6,000	(8)	215,340	(10)	—		—
January 1, 2008	—	—	—	—	—	—		—		6,000	(11)	215,340	(12)
Mariellen Dugan
December 5, 2005	10,125	3,375 (5)	—	28.6467	5/16/2015	—		—		—		—
January 24, 2007	—	—	—	—	—	2,231	(7)	80,071	(10)	—		—
January 1, 2008	—	—	—	—	—	4,950	(8)	177,656	(10)	—		—
January 1, 2008	—	—	—	—	—	—		—		4,950	(11)	177,656	(12)

(1)	Mr. Downes’ 18,000 unexercisable options vest on May 17, 2009.

(2)	Mr. Lockwood’s 3,375 unexercisable options vest on May 17, 2009.

(3)	Mr. Shields’ 6,750 unexercisable options vest on May 17, 2009.

(4)	Ms. Ellis’ unexercisable options vest as follows: (a) 6,000 options will vest on December 16, 2008, and (b) 3,375 options will vest on May 17, 2009.

(5)	Ms. Dugan’s 3,375 unexercisable options vest on May 17, 2009.

(6)	Represents the number of shares of restricted stock granted by us to the named executive officer on February 1, 2006, which shares will vest on February 1, 2010, subject to the continued employment of the named executive officer, except under certain conditions.

(7)	Represents shares of restricted stock granted to each of the named executive officers on January 24, 2007. Shares vest in equal annual installments over three years beginning on the first anniversary of the date of grant (January 24, 2008), subject to the continued employment of the named executive officer, except under certain conditions.

(8)	Represents shares of restricted stock granted to each of the named executive officers on January 1, 2008. Shares vest in equal annual installments over three years beginning on the first anniversary of the date of grant (January 1, 2009), subject to the continued employment of the named executive officer, except under certain conditions.

(9)	Calculated based upon our Common Stock closing price of $35.89 per share as of September 30, 2008. The actual value realized will be calculated based upon our Common Stock closing price on February 1, 2010.

(10)	Calculated based upon our Common Stock closing price of $35.89 per share as of September 30, 2008. The actual value realized will be calculated based upon our Common Stock closing price on each of the respective vesting dates.

(11)	Represents the “target” number of performance shares issued by us to the named executive officers on January 1, 2008, which may vest on September 30, 2010, based upon the certain conditions. Each performance share vests 1-for-1 into a share of our Common Stock. For more information regarding the vesting of the performance shares, please see “Performance Share Awards” on page 32 of this Proxy Statement.

(12)	Calculated based upon our Common Stock closing price of $35.89 per share as of September 30, 2008. The actual value realized will be calculated based upon our Common Stock closing price on September 30, 2010, and the actual number of performance shares granted based upon certain conditions described in more detail under “Performance Share Awards” on page 32 of this Proxy Statement.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options, SARs and similar instruments and the vesting of stock (including restricted stock, restricted stock units and similar instruments) for the named executive officers during the fiscal year ended September 30, 2008.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting(3)	Vesting(4)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Laurence M. Downes	—	—	8,582	343,546
Glenn C. Lockwood	25,000 (1)	545,418 (1)	1,731	69,994
Joseph P. Shields	20,000 (2)	464,734 (2)	3,323	133,605
Kathleen T. Ellis	—	—	1,735	70,184
Mariellen Dugan	—	—	2,021	80,166

(1)	On December 21, 2007, Mr. Lockwood exercised options for 25,000 shares of Common Stock at an exercise price of $27.33.

(2)	On December 21, 2007, Mr. Shields exercised options for 20,000 shares of Common Stock at an exercise price of $27.33.

(3)	Represents total number of vested shares of restricted stock granted on January 24, 2007, and performance units (which each represent a share of Common Stock), including earned dividends, that were earned as of October 1,

2007, as a result of the vesting of 50 percent of performance units granted to the named executive officers in 2005. For additional information with respect to these amounts, please see page 42 of this Proxy Statement.

(4)	Value for the performance units calculated based upon our Common Stock closing price of $35.89 per share as of September 30, 2008. Value for the shares of restricted stock calculated based upon our Common Stock closing price of $45.86 on January 24, 2008.

Pension Benefits

We provide defined contribution and/or defined benefit retirement benefits to substantially all employees who meet vesting and other requirements. Our qualified defined benefit plan for non-represented employees is the New Jersey Natural Gas Company Plan for Retirement Allowances for Non-Represented Employees (“Non-Represented Plan”), and our qualified defined benefit plan for represented employees is the New Jersey Natural Gas Company Plan for Retirement Allowances for Represented Employees (“Represented Plan”). Our qualified defined contribution plan is our 401(k) Plan. All represented employees of our subsidiary, NJR Home Services (“NJRHS”), hired on or after October 1, 2000, are covered by an enhanced defined contribution plan feature of our 401(k) Plan instead of the Represented Plan. Each of the named executive officers participates in the Non-Represented Plan and our 401(k) Plan. The retirement benefit under the Non-Represented Plan is based on years of service and highest 60-month average compensation.

In addition to the Non-Represented Plan, the Represented Plan and the 401(k) Plan, we sponsor the Savings Equalization Plan of New Jersey Resources (“SEP”) and the Pension Equalization Plan of New Jersey Resources (“PEP”), both of which are nonqualified plans. Each of the named executive officers is or may become eligible for PEP and SEP benefits. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, the benefits will be paid under the PEP and SEP. The PEP and the SEP are forms of non-qualified pension plans that provide eligible individuals the difference between (i) the benefits they would actually accrue under the Non-Represented Plan and the 401(k) Plan but for the limitations on benefits, compensation and contributions imposed by Sections 401(a)(17), 401(k), 401(m) and 415 of the Internal Revenue Code. The PEP and the SEP are unfunded, with benefit payments paid from our corporate assets. The PEP also provides for additional credited service for certain senior executives who were hired mid-career. Ms. Ellis will be credited for five additional years of service after she has completed five years of service.

We also sponsor health care plans that provide postretirement medical and life insurance benefits to union and non-union employees who meet the eligibility requirements. To be eligible, retirees must meet certain age and service requirements. Depending on the year of retirement, benefits may be subject to annual deductibles, coinsurance requirements, lifetime limits and retiree contributions. As of September 30, 2008, none of the named executive officers have completed the age and service requirements to be eligible for post-retirement health coverage.

The following table presents information concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement. For each named executive officer, the present value of accumulated benefit in column (d) below was calculated using actuarial assumptions including an interest rate of 7.75 percent as of September 30, 2008. The present value of the benefits has been calculated assuming the named executive officers stay in employment until the earliest age the executive could collect a benefit without reduction for early retirement. The assumed age of payment is 60 for Messrs. Downes, Lockwood and Shields and Ms. Dugan. The assumed age of payment is age 65 for Ms. Ellis. Ms. Ellis will be awarded an additional five years of service upon completion of five years of service. The additional benefit for this service has not been reflected above since it has not yet been accrued. If the service were recognized ratably over the five-year period, the increase in the value of Ms. Ellis benefit would be twice the amount shown.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Laurence M. Downes	Non-Represented Plan	24	403,632	—
	PEP	24	870,884	—
	SEP	—	95,654	8,677
Glenn C. Lockwood	Non-Represented Plan	20	252,232	—
	PEP	20	27,399	—
	SEP	—	4,046	450
Joseph P. Shields	Non-Represented Plan	25	425,992	—
	PEP	25	108,954	—
	SEP	—	0	—
Kathleen T. Ellis	Non-Represented Plan	4	57,300	—
	PEP	4	1,356	—
	SEP	—	—	—
Mariellen Dugan	Non-Represented Plan	3	26,397	—
	PEP	—	—	—
	SEP	—	—	—

Pension benefits are payable at age 65. Benefits may be paid as early as age 55 upon completion of 20 years of service. Benefits collected prior to age 60 and completion of 20 years of service (excluding disability retirements) are subject to early commencement reductions ranging from 30 to 50 percent, depending on age at the time of commencement.

The number of years of credited service for the named executive officers assuming their continued employment by us until age 65 is set forth below:

	Years of	Years of Credited
	Credited Service	Service as of
Name	at 65	September 30, 2008

Laurence M. Downes	38	24
Joseph P. Shields	39	25
Glenn C. Lockwood	38	20
Kathleen T. Ellis	18	4
Mariellen Dugan	26	3

To the extent benefits that would otherwise be payable to an employee under the Non-Represented Plan and the 401(k) Plan exceed the specified limits on such benefits imposed by the Internal Revenue Code, we intend to pay such excess benefits to the employee at the time the employee receives payment under the respective plan. These excess benefit payments would be made from our general funds. Messrs. Downes, Lockwood and Shields are eligible for excess benefit payments under both plans.

Supplemental Retirement Agreements

We have supplemental retirement agreements (“Supplemental Retirement Agreements”) with each of the named executive officers and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amount payable to Mr. Downes under his Supplemental Retirement Agreement is currently $250,000. Messrs. Shields and Lockwood, Ms. Ellis and Ms. Dugan would each be entitled to maximum amounts of $125,000 under their respective Supplemental Retirement Agreements.

Defined Contribution Plan

We offer the opportunity for participation in our 401(k) Plan to eligible employees. We match 50 percent of participants’ contributions up to six percent of base compensation subject to Internal Revenue Code and 401(k) Plan limits.

For represented NJRHS employees who are not eligible for participation in the defined benefit plan, we contribute between two and three percent of base compensation, depending on years of service, into the 401(k) Plan on their behalf.

Nonqualified Deferred Compensation

The following table presents information concerning the New Jersey Resources Officers’ Deferred Compensation Plans which provide for the deferral of compensation of several of the named executive officers on a basis that is not tax qualified. We do not make matching contributions under these plans. For additional information with respect to our nonqualified deferred compensation arrangements, please see “Compensation Discussion & Analysis — Deferred Compensation” on page 35 of this Proxy Statement.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
Name	Last FY ($)	Last FY ($)	in Last FY ($)	Distributions ($)	at Last FYE(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)

Laurence M. Downes		177,548	—	40,187	2,078,897
Glenn C. Lockwood		63,357 (2)	—	98,215	—
Joseph P. Shields	—	—	75,909	—	1,070,202
Kathleen T. Ellis	N/A	N/A	N/A	N/A	N/A
Mariellen Dugan	N/A	N/A	N/A	N/A	N/A

(1)	All amounts in the aggregate balance were included in the Summary Compensation Table for previous years but were deferred by the named executive officers and do not represent any additional contributions by us.

(2)	This amount includes this year’s contribution of $33,306 plus a contribution of $30,052 in fiscal year 2007 which was not included in last year’s Proxy Statement due to the timing of the approval of such contribution which took place on November 14, 2007 after the fiscal 2007 year-end.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We believe our senior management and key employees are responsible for the success of our company, and therefore it is important to provide reasonable protection for them in the event of a potential loss of employment following a change of control. It is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should offset any reluctance by senior management to pursue potential change in control transactions that may be in the best interests of shareholders. We also believe our arrangement facilitates the recruitment of talented executives by providing protections in the event we are acquired. We believe that relative to the overall value of any potential transaction, these potential change in control benefits are reasonable.

2007 Plan

Under the 2007 Plan, in the event of a “change of control” (as defined in the 2007 Plan), the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder. Pursuant to the 2007 Plan, a “change of control” will be deemed to have occurred if (1) beneficial ownership of 50 percent or more of our outstanding securities entitled to vote in elections of directors shall be acquired within a 12-month period, by any person, entity or group; (2) there is a change in any 12-month period in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by our shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year; or (3) consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of our assets, or a complete liquidation as a result of which the shareholders immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the 2007 Plan) of the acquiring or surviving corporation occurs. All of our named executive officers’ equity awards under the 2007 Plan contain such change of control provisions which provide for the full acceleration of vesting of such equity award upon a change of control.

Supplemental Retirement Agreements

Pursuant to the SERP Agreements we have with each of the named executive officers, in the event of a “change of control,” the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. A “change of control” is defined in the Supplemental Retirement Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition within a 12-month period of a 50 percent beneficial voting interest in us, or a change in any 12-month period in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by our shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year.

Employment Continuation Agreements

On February 20, 2007, we entered into agreements which were amended on November 28, 2008 (as amended, the “Employment Continuation Agreements”) with each of Mr. Downes, Ms. Dugan, Ms. Ellis, Mr. Lockwood and Mr. Shields (collectively, the “Executives”) that, in the case of Mr. Downes, Ms. Ellis, Mr. Lockwood and Mr. Shields, replaced existing employment continuation agreements with us. The Employment Continuation Agreements provide each Executive certain rights in the event that his or her employment with us is terminated within two years following the occurrence of a Change of Control (as defined below) (i) by us without “Cause” (i.e., conviction of a felony, gross neglect, willful malfeasance or willful gross misconduct which has had a significant adverse effect on our business or repeated material willful violations of the Executive’s duties which have continued after written notice thereof by us and which result in material damage to our business or reputation) or (ii) by the Executive for “Good Reason” (e.g., due to a material breach of the agreement by us, including, without limitation, a material adverse change in the executive’s position or responsibilities or a reduction of the executive’s compensation). Subject to the limitation described below, upon either such termination of employment, the Executive, in the case of Mr. Downes, will receive three times the sum or, in the case of the other Executives, two times the sum, of (x) his or her then annual base salary and (y) the average of his or her annual bonuses paid or payable with respect to the last three calendar years ended prior to the Change of Control. The Employment Continuation Agreements

further provide that, if any such Executive is subject to the so-called “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code, we will make an additional payment to the Executive in an amount sufficient to place the Executive in the same after-tax position as if no such excise taxes had been imposed.

For purposes of the Employment Continuation Agreements, a “Change of Control” generally means:

(i) the acquisition, within a 12-month period, by any person or group of beneficial ownership of securities representing 50 percent or more of the combined voting power of our securities;

(ii) within any 12-month period, the persons who were our directors immediately before such period (the “Incumbent Directors”) and directors whose nomination or election is approved by a majority of the Incumbent Directors and directors previously approved by the Incumbent Directors cease to constitute a majority of the Board; or

(iii) the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of our assets, or a complete liquidation as a result of which the shareholders immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the Employment Continuation Agreements) of the acquiring or surviving corporation.

As a condition to the right of the Executive to receive payments under the Employment Continuation Agreements, the Executive must enter into a binding agreement that, without the written consent of the Board, the Executive will not for a period of two years, acting alone or in conjunction with others, directly or indirectly:

(i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director) in any business in which he or she has been directly engaged on behalf of us or any affiliate, or has supervised as an Executive thereof, during the last two years prior to such termination, or which was engaged in or planned by us or an affiliate at the time of such termination, in the geographic area of New York, New Jersey, Pennsylvania or Delaware and in which such business was conducted or planned to be conducted;

(ii) induce any customers of the company or any of our affiliates with whom the Executive has had contacts or relationships, directly or indirectly, during and within the scope of his or her employment with the company or any of our affiliates, to curtail or cancel their business with us or any such affiliate;

(iii) induce, or attempt to influence, any employee of the company or any of our affiliates to terminate employment; or

(iv) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the company or any affiliate provided, however, that activities engaged in by or on behalf of us are not restricted by this covenant.

The following tables summarize the value of the termination payments and benefits under the circumstances shown that our named executive officers would receive if their employment terminated on September 30, 2008, and the price per share of our Common Stock was $35.89, the closing market price as of that date. The tables exclude (a) amounts accrued through September 30, 2008, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual cash incentive award for the fiscal year ended September 30, 2008, and (b) vested account balances under the 401(k) Plan, which are generally available to all of our salaried domestic employees. In addition, the table below reflects the hypothetical occurrence of both (i) a change of control and (ii) a concurrent termination of a named executive officer in accordance with such named executive officer’s Employment Continuation Agreement, assuming this event took place on September 30, 2008.

Executive Officer: Laurence M. Downes

				Termination		Involuntary
				Other than		Termination
				Retirement,		Following
				Death, or	Termination	a Change
	Retirement(1)	Death	Disability	Disability	for Cause	in Control
	($)	($)	($)	($)	($)	($)
Benefit	(a)	(b)	(c)	(d)	(e)	(f)

Cash Severance(2)	—	—	—	—	—	3,375,000
Deferred Compensation(3)	177,548	177,548	177,548	177,548	177,548	177,548
Acceleration of Equity Awards
Stock Options(4)	—	99,419	99,419	—	—	99,419
Restricted Stock(4)	—	802,859	802,859	—	—	802,859
Performance Shares(4)	—	430,860	430,860	—	—	430,680
Qualified Retirement Benefits
Non-Represented Plan(5)	5,660	2,785	6,040	5,660	5,660	5,660
Non-Qualified Retirement Benefits
PEP(5)	12,212	6,008	13,033	12,212	12,212	12,212
SEP(6)	95,654	95,654	95,654	95,654	95,654	95,654
SERP(7)	250,000	250,000	133,333	133,333	133,333	250,000
Other Benefits
Life Insurance(8)	75,000	400,000	—	—	—	—
Accidental Death & Dismemberment Insurance(9)	—	400,000	400,000	—	—	—
Travel & Accident Insurance(10)	—	250,000	—	—	—	—
Medical(11)	62,886	10,612	99,707	—	—	29,356
Salary Continuation Benefit(12)	—	—	1,012,500	—	—	—
Outplacement Benefit(13)	—	—	—	—	—	25,000
Vacation(14)	18,173	18,173	—	18,173	18,173	18,173

(1)	Amounts listed in this Column (a) assume that no benefit is payable to the named executive officer until the earliest date that the named executive officer would be entitled to receive the full amount of benefits payable thereunder.

(2)	Amount represents cash payment due to the named executive officer pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Employment Continuation Agreement. The payments include a tax gross-up amount as set forth in the Employment Continuation Agreement.

(3)	For Columns (a) and (c) amounts payable pursuant to the Nonqualified Deferred Compensation Plan follow the terms of the most recently completed Payment Election Form completed by Mr. Downes. For purposes of Columns (b), (d), (e) and (f), it is assumed that the plan administrator would use its discretion under the plan to pay Mr. Downes or his beneficiary in a single lump sum of shares of Common Stock irrespective of any elections made by Mr. Downes. The amount set forth above represents the value of the shares of Common Stock Mr. Downes or his beneficiary would receive based upon $35.89 per share, the closing market price as of September 30, 2008. The amounts listed in this row represent amounts previously earned by Mr. Downes but which were deferred by Mr. Downes. These amounts do not represent any additional contributions by us and are not solely linked to the events described in the column headings.

(4)	Stock options automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options represent the positive difference between the market value of the underlying shares of Common Stock as of September 30, 2008, and the exercise price for all unvested options. Shares of restricted stock automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock represent the value of Common Stock as of September 30, 2008. Performance Shares automatically vest and are paid in the form of shares of Common Stock on a 1-for-1 basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2008.

(5)	For all Columns except Columns (b) and (c), amounts represent a monthly payment to the executive commencing at age 60, the earliest age at which unreduced benefits are available, assuming the triggering event occurred as of September 30, 2008, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50 percent joint and survivor annuity option, which is the default option under the Pension Plan. For Column (b), the amount represents a monthly payment to the executive’s survivor at September 30, 2008, payable for the life of the survivor. For Column (c), the monthly payment is assumed to commence immediately and assumes the executive elects the straight life annuity option. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(6)	The amounts represented in all columns would be payable within 30 days of the triggering event.

(7)	The amount in Column (a) represents the amount payable to Mr. Downes following retirement at or after attainment of age 65, payable in no less than sixty monthly installments. The figures in Columns (b) and (f) represent the amount payable to Mr. Downes or his beneficiary, as applicable, in sixty monthly installments of $4,166.67 beginning on the first day of the calendar month commencing with the month following the date of death or termination. For Columns (c), (d) and (e), the amounts represent the cumulative termination benefit under the SERP Agreement as of September 30, 2008, payable in sixty equal monthly installments beginning at the later of the Mr. Downes attaining the age of 65 or the date of his separation of service (as defined in the SERP Agreement). These amounts are subject to Section 409A of the Internal Revenue Code.

(8)	The amount in Column (a) represents the maximum payout available to the named executive officer’s beneficiary upon death at any time after retirement.

(9)	The amount in Columns (b) and (c) are payable to the beneficiary only if the death or dismemberment is deemed to be accidental. The amount listed in Column (c) assumes the maximum payout in the case of dismemberment.

(10)	The amount listed in Column (b) is payable to the beneficiary only if the death occurs during travel or is deemed accidental.

(11)	The amount listed in Column (a) assumes (i) retirement at age 60 with coverage of Mr. Downes and his spouse, (ii) a life expectancy for both Mr. Downes and his spouse of 85 years and (iii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amount listed in Column (b) represents six months of Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, medical and dental coverage premiums to be paid by us. The amount listed in Column (c) represents (i) a life expectancy for both Mr. Downes and his spouse of 85 years and (ii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amounts reflected in Columns (a) and (c) reflect the total premium minus a retiree contribution of 10% of the premium. The amount listed in Column (f) represents the present value as of September 30, 2008, of COBRA payments to be made by us.

(12)	The amount listed in Column (c) represents the total maximum benefit payable to Mr. Downes in the event of a disability and represents the aggregate payment of his base salary, as of September 30, 2008, for eighteen months.

(13)	The amount listed in Column (f) represents the maximum outplacement services reimbursement payable by us.

(14)	Amounts reflected in this table represent payment to Mr. Downes for his unused earned vacation time as of September 30, 2008.

Executive Officer: Glenn C. Lockwood

				Termination		Involuntary
				Other than		Termination
				Retirement,		Following
				Death, or	Termination	a Change
	Retirement(1)	Death	Disability	Disability	for Cause	in Control
	($)	($)	($)	($)	($)	($)
Benefit	(a)	(b)	(c)	(d)	(e)	(f)

Cash Severance(2)	—	—	—	—	—	653,333
Deferred Compensation(3)	924,694	924,694	924,694	924,694	924,694	924,694
Acceleration of Equity Awards
Stock Options(4)	—	18,641	18,641	—	—	18,641
Restricted Stock(4)	—	284,356	284,356	—	—	284,356
Performance Shares(4)	—	183,039	183,039	—	—	183,039
Qualified Retirement Benefits
Non-Represented Plan(5)	4,730	2,327	4,984	4,730	4,730	4,730
Non-Qualified Retirement Benefits
PEP(5)	514	253	541	514	514	514
SEP(6)	4,046	4,046	4,046	4,046	4,046	4,046
SERP(7)	125,000	125,000	52,420	52,420	52,420	125,000
Other Benefits
Life Insurance(8)	75,000	252,000	—	—	—	—
Accidental Death & Dismemberment Insurance(9)	—	252,000	252,000	—	—	—
Travel & Accident Insurance(10)	—	250,000	—	—	—	—
Vacation(11)	26,654	26,654	—	26,654	26,654	26,654
Medical(12)	72,008	8,415	116,275	—	—	15,952
Salary Continuation Benefit(13)	—	—	378,000	—	—	—
Outplacement Benefit(14)	—	—	—	—	—	25,000

(1)	Amounts listed in this Column (a) assume that no benefit is payable to the named executive officer until the earliest date that the named executive officer would be entitled to receive the full amount of benefits payable thereunder.

(2)	Amount represents cash payment due to the named executive officer pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Employment Continuation Agreement. The payments include a tax gross-up amount as set forth in the Employment Continuation Agreement.

(3)	For Columns (a) and (c) amounts payable pursuant to the Nonqualified Deferred Compensation Plan follow the terms of the most recently completed Payment Election Form completed by Mr. Lockwood. For purposes of Columns (b), (d), (e) and (f), it is assumed that the plan administrator would use its discretion under the plan to pay Mr. Lockwood or his beneficiary in a single lump sum of shares of Common Stock irrespective of any elections made by Mr. Lockwood. The amount set forth above represents the value of the shares of Common Stock Mr. Lockwood or his beneficiary would receive based upon $35.89 per share, the closing market price as of September 30, 2008. The amounts listed in this row represent amounts previously earned by Mr. Lockwood and reported in the Summary Compensation Table for previous years but which were deferred by Mr. Lockwood and do not represent any additional contributions by us.

(4)	Stock options automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options represent the positive difference between the market value of the underlying shares of Common Stock as of September 30, 2008, and the exercise price for all unvested options. Shares of restricted stock automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock represent the value of Common Stock as of September 30, 2008. Performance Shares automatically vest and are paid in the form of shares of

Common Stock on a 1-for-1 basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2008.

(5)	For all Columns except Columns (b) and (c), amounts represent a monthly payment to the executive commencing at age 60, the earliest age at which unreduced benefits are available, assuming the triggering event occurred as of September 30, 2008, payable for the life of the executive, assuming with respect to Columns (a), (d), (e) and (f), the executive elects the 50 percent joint and survivor annuity option, which is the default option under the Pension Plan. For Column (b), the amount represents a monthly payment to the executive’s survivor at September 30, 2008, payable for the life of the survivor. For Column (c), the monthly payment is assumed to commence immediately and assumes the executive elects the straight life annuity option. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(6)	The amounts represented in all columns would be payable within 30 days of the triggering event.

(7)	The amount in Column (a) represents the amount payable to Mr. Lockwood following retirement at or after attainment of age 65, payable in no less than sixty monthly installments. The figures in Columns (b) and (f) represent the amount payable to Mr. Lockwood or his beneficiary, as applicable, in sixty monthly installments of $2,083.33 beginning on the first day of the calendar month commencing with the month following the date of termination or death. For Columns (c), (d) and (e), the amounts represent the cumulative termination benefit under the SERP Agreement as of September 30, 2008, payable in sixty equal monthly installments beginning at the later of Mr. Lockwood attaining the age of 65 or the date of his separation of service (as defined in the SERP Agreement). These amounts are subject to Section 409A of the Internal Revenue Code. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(8)	The amount in Column (a) represents the maximum payout available to the named executive officer’s beneficiary upon death at any time after retirement.

(9)	The amount in Columns (b) and (c) are payable to the beneficiary only if the death or dismemberment is deemed to be accidental. The amount listed in Column (c) assumes the maximum payout in the case of dismemberment.

(10)	The amount listed in Column (b) is payable to the beneficiary only if the death occurs during travel or is deemed accidental.

(11)	Amounts reflected in this table represent payment to Mr. Lockwood for his unused earned vacation time as of September 30, 2008.

(12)	The amount listed in Column (a) assumes (i) retirement at age 60 with coverage of Mr. Lockwood and his spouse, (ii) a life expectancy for both Mr. Lockwood and his spouse of 85 years and (iii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amount listed in Column (b) represents six months of COBRA medical and dental coverage premiums to be paid by us. The amount listed in Column (c) represents (i) a life expectancy for both Mr. Lockwood and his spouse of 85 years and (ii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amounts reflected in Columns (a) and (c) reflect the total premium minus a retiree contribution of 10% of the premium. The amount listed in Column (f) represents the present value as of September 30, 2008, of COBRA payments to be made by us.

(13)	The amount listed in Column (c) represents the total maximum benefit payable to Mr. Lockwood in the event of a disability and represents the aggregate payments of his base salary, as of September 30, 2008, for eighteen months.

(14)	The amount listed in Column (f) represents the maximum outplacement services reimbursement payable by us.

Executive Officer: Joseph P. Shields

				Termination		Involuntary
				Other than		Termination
				Retirement,		Following a
				Death, or	Termination	Change in
	Retirement(1)	Death	Disability	Disability	for Cause	Control
	($)	($)	($)	($)	($)	($)
Benefit	(a)	(b)	(c)	(d)	(e)	(f)

Cash Severance(2)	—	—	—	—	—	1,313,333
Deferred Compensation(3)	1,070,202	1,070,202	1,070,202	1,070,202	1,070,202	1,070,202
Acceleration of Equity Awards
Stock Options(4)	—	37,282	37,282	—	—	37,282
Restricted Stock(4)	—	368,447	368,447	—	—	368,447
Performance Shares(4)	—	218,032	218,032	—	—	218,032
Qualified Retirement Benefits
Non-Represented Plan(5)	5,914	2,910	6,292	5,914	5,914	5,914
Non-Qualified Retirement Benefits
PEP(5)	1,513	744	1,609	1,513	1,513	1,513
SERP(6)	125,000	125,000	41,667	41,667	41,667	125,000
Other Benefits
Life Insurance(7)	75,000	315,000	—	—	—	—
Accidental Death & Dismemberment Insurance(8)	—	315,000	315,000	—	—	—
Travel & Accident Insurance(9)	—	250,000	—	—	—	—
Medical(10)	61,832	10,612	97,929	—	—	20,116
Salary Continuation Benefit(11)	—	—	472,500	—	—	—
Outplacement Benefit(12)	—	—	—	—	—	25,000

(1)	Amounts listed in this Column (a) assume that no benefit is payable to the named executive officer until the earliest date that the named executive officer would be entitled to receive the full amount of benefits payable thereunder.

(2)	Amount represents cash payment due to the named executive officer pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Employment Continuation Agreement. The payments include a tax gross-up amount as set forth in the Employment Continuation Agreement.

(3)	For Columns (a) and (c) amounts payable pursuant to the Nonqualified Deferred Compensation Plan follow the terms of the most recently completed Payment Election Form completed by Mr. Shields. For purposes of Columns (b), (d), (e) and (f), it is assumed that the plan administrator would use its discretion under the plan to pay Mr. Shields or his beneficiary in a single lump sum of shares of Common Stock irrespective of any elections made by Mr. Shields. The amount set forth above represents the value of the shares of Common Stock Mr. Shields or his beneficiary would receive based upon $35.89 per share, the closing market price as of September 30, 2008. The amounts listed in this row represent amounts previously earned by Mr. Shields and reported in the Summary Compensation Table for previous years but which were deferred by Mr. Shields and do not represent any additional contributions by us.

(4)	Stock options automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options represent the positive difference between the market value of the underlying shares of Common Stock as of September 30, 2008, and the exercise price for all unvested options. Shares of restricted stock automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock represent the value of Common Stock as of September 30, 2008. Performance Shares automatically vest and are paid in the form of shares of

Common Stock on a 1-for-1 basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2008.

(5)	For all Columns except Columns (b) and (c), amounts represent a monthly payment to the executive commencing at age 60, the earliest age at which unreduced benefits are available, assuming the triggering event occurred as of September 30, 2008, payable for the life of the executive, assuming with respect to Columns (a), (d), (e) and (f), the executive elects the 50 percent joint and survivor annuity option, which is the default option under the Pension Plan. For Column (b), the amount represents a monthly payment to the executive’s survivor at September 30, 2008, payable for the life of the survivor. For Column (c), the monthly payment is assumed to commence immediately and assumes the executive elects the straight life annuity option. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(6)	The amount in Column (a) represents the amount payable to Mr. Shields following retirement at or after attainment of age 65, payable in no less than sixty monthly installments. The figures in Columns (b) and (f) represent the amount payable to Mr. Shields or his beneficiary, as applicable, in sixty monthly installments of $2,083.33 beginning on the first day of the calendar month commencing with the month following the date of termination or death. For Columns (c), (d) and (e), the amounts represent the cumulative termination benefit under the SERP Agreement as of September 30, 2008, payable in sixty equal monthly installments beginning at the later of the Mr. Shields attaining the age of 65 or the date of his separation of service (as defined in the SERP Agreement). These amounts are subject to Section 409A of the Internal Revenue Code. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(7)	The amount in Column (a) represents the maximum payout available to the named executive officer’s beneficiary upon death at any time after retirement.

(8)	The amount in Columns (b) and (c) are payable to the beneficiary only if the death or dismemberment is deemed to be accidental. The amount listed in Column (c) assumes the maximum payout in the case of dismemberment.

(9)	The amount listed in Column (b) is payable to the beneficiary only if the death occurs during travel or is deemed accidental.

(10)	The amount listed in Column (a) assumes (i) retirement at age 60 with coverage of Mr. Shields and his spouse, (ii) a life expectancy for both Mr. Shields and his spouse of 85 years and (iii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amount listed in Column (b) represents six months of COBRA medical and dental coverage premiums to be paid by us. The amount listed in Column (c) represents (i) a life expectancy for both Mr. Shields and his spouse of 85 years and (ii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amounts reflected in Columns (a) and (c) reflect the total premium minus a retiree contribution of 10% of the premium. The amount listed in Column (f) represents the present value as of September 30, 2008, of COBRA payments to be made by us.

(11)	The amount listed in Column (c) represents the total maximum benefit payable to Mr. Shields in the event of a disability and represents the aggregate payment of his base salary, as of September 30, 2008, for eighteen months.

(12)	The amount listed in Column (f) represents the maximum outplacement services reimbursement payable by us.

Executive Officer: Kathleen T. Ellis

				Termination		Involuntary
				Other than		Termination
				Retirement,		Following a
				Death, or	Termination	Change in
	Retirement(1)	Death	Disability	Disability	for Cause	Control
	($)	($)	($)	($)	($)	($)
Benefit	(a)	(b)	(c)	(d)	(e)	(f)

Cash Severance(2)	—	—	—	—	—	639,333
Acceleration of Equity Awards
Stock Options(3)	—	60,021	60,021	—	—	60,021
Restricted Stock(3)	—	324,607	324,607	—	—	324,607
Performance Shares(3)	—	215,340	215,340	—	—	215,340
Qualified Retirement Benefits
Non-Represented Plan(4)	—	—	949	—	—	—
Non-Qualified Retirement Benefits
PEP(4)	—	—	22	—	—	—
SERP(5)	125,000	125,000	—	—	—	125,000
Other Benefits
Life Insurance(6)	75,000	243,000	—	—	—	—
Accidental Death & Dismemberment Insurance(7)	—	243,000	243,000	—	—	—
Travel & Accident Insurance(8)	—	250,000	—	—	—	—
Medical(9)	51,411	8,406	74,639	—	—	15,934
Salary Continuation Benefit(10)	—	—	364,500	—	—	—
Outplacement Benefit(11)	—	—	—	—	—	25,000

(1)	Amounts listed in this Column (a) assume that no benefit is payable to the named executive officer until the earliest date that the named executive officer would be entitled to receive the full amount of benefits payable thereunder.

(2)	Amount represents cash payment due to the named executive officer pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Employment Continuation Agreement. The payments include a tax gross-up amount as set forth in the Employment Continuation Agreement.

(3)	Stock options automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options represent the positive difference between the market value of the underlying shares of Common Stock as of September 30, 2008, and the exercise price for all unvested options. Shares of restricted stock automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock represent the value of Common Stock as of September 30, 2008. Performance Shares automatically vest and are paid in the form of shares of Common Stock on a 1-for-1 basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2008.

(4)	For all Columns except Columns (b) and (c), amounts represent a monthly payment to the executive commencing at age 65, the earliest age at which unreduced benefits are available, assuming the triggering event occurred as of September 30, 2008, payable for the life of the executive, assuming with respect to Columns (a), (d), (e) and (f), the executive elects the 50 percent joint and survivor annuity option, which is the default option under the Pension Plan. For Column (b), the amount represents a monthly payment to the executive’s survivor at September 30, 2008, payable for the life of the survivor. For Column (c), the monthly payment is assumed to commence immediately and assumes the executive elects the straight life annuity option. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(5)	The amount in Column (a) represents the amount payable to Ms. Ellis following retirement at or after attainment of age 65, payable in no less than sixty monthly installments. The figures in Columns (b) and (f) represent the amount payable to Ms. Ellis or her beneficiary, as applicable, in sixty monthly installments of $2,083.33 beginning on the first day of the calendar month commencing with the month following the date of termination or death. For Columns (c), (d) and (e), no amount would be payable to Ms. Ellis as of September 30, 2008. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(6)	The amount in Column (a) represents the maximum payout available to the named executive officer’s beneficiary upon death at any time after retirement.

(7)	The amount in Columns (b) and (c) are payable to the beneficiary only if the death or dismemberment is deemed to be accidental. The amount listed in Column (c) assumes the maximum payout in the case of dismemberment.

(8)	The amount listed in Column (b) is payable to the beneficiary only if the death occurs during travel or is deemed accidental.

(9)	The amount listed in Column (a) assumes (i) retirement at age 65 with coverage of Ms. Ellis and her spouse, (ii) a life expectancy for both Ms. Ellis and her spouse of 85 years and (iii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amount listed in Column (b) represents six months of COBRA medical and dental coverage premiums to be paid by us. The amount listed in Column (c) represents (i) a life expectancy for both Ms. Ellis and her spouse of 85 years and (ii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amounts reflected in Columns (a) and (c) reflect the total premium minus a retiree contribution of 10% of the premium. The amount listed in Column (f) represents the present value as of September 30, 2008, of COBRA payments to be made by us.

(10)	The amount listed in Column (c) represents the total maximum benefit payable to Ms. Ellis in the event of a disability and represents the aggregate payment of her base salary, as of September 30, 2008, for eighteen months.

(11)	The amount listed in Column (f) represents the maximum outplacement services reimbursement payable by us.

Executive Officer: Mariellen Dugan

				Termination		Involuntary
				Other than		Termination
				Retirement,		Following a
				Death, or	Termination	Change in
	Retirement(1)	Death	Disability	Disability	for Cause	Control
	($)	($)	($)	($)	($)	($)
Benefit	(a)	(b)	(c)	(d)	(e)	(f)

Cash Severance(2)	—	—	—	—	—	644,000
Acceleration of Equity Awards
Stock Options(3)	—	24,446	24,446	—	—	24,446
Restricted Stock(3)	—	257,726	257,726	—	—	257,726
Performance Shares(3)	—	177,656	177,656	—	—	177,656
Qualified Retirement Benefits
Non-Represented Plan(4)	—	—	745	—	—	—
Non-Qualified Retirement Benefits
SERP(5)	125,000	125,000	—	—	—	125,000
Other Benefits
Life Insurance(6)	75,000	233,000	—	—	—	—
Accidental Death & Dismemberment Insurance(7)	—	233,000	233,000	—	—	—
Travel & Accident Insurance(8)	—	250,000	—	—	—	—
Medical(9)	59,244	4,046	86,564	—	—	7,671
Salary Continuation Benefit(10)	—	—	233,000	—	—	—
Outplacement Benefit(11)	—	—	—	—	—	25,000

(1)	Amounts listed in this Column (a) assume that no benefit is payable to the named executive officer until the earliest date that the named executive officer would be entitled to receive the full amount of benefits payable thereunder.

(2)	Amount represents cash payment due to the named executive officer pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Employment Continuation Agreement. The payments include a tax gross-up amount as set forth in the Employment Continuation Agreement.

(3)	Stock options automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options represent the positive difference between the market value of the underlying shares of Common Stock as of September 30, 2008, and the exercise price for all unvested options. Shares of restricted stock automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock represent the value of Common Stock as of September 30, 2008. Performance Shares automatically vest and are paid in the form of shares of Common Stock on a 1-for-1 basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2008.

(4)	For all Columns except Columns (b) and (c), amounts represent a monthly payment to the executive commencing at age 60, the earliest age at which unreduced benefits are available, assuming the triggering event occurred as of September 30, 2008, payable for the life of the executive, assuming with respect to Columns (a), (d), (e) and (f), the executive elects the 50 percent joint and survivor annuity option, which is the default option under the Pension Plan. For Column (b), the amount represents a monthly payment to the executive’s survivor at September 30, 2008, payable for the life of the survivor. For Column (c), the monthly payment is assumed to commence immediately and assumes the executive elects the straight life annuity option. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(5)	The amount in Column (a) represents the amount payable to Ms. Dugan following retirement at or after attainment of age 65, payable in no less than sixty monthly installments. The figures in Columns (b) and

(f) represent the amount payable to Ms. Dugan or her beneficiary, as applicable, in sixty monthly installments of $2,083.33 beginning on the first day of the calendar month commencing with the month following the date of termination or death. For Columns (c), (d) and (e), no amount would be payable to Ms. Dugan as of September 30, 2008. Note for Column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.

(6)	The amount in Column (a) represents the maximum payout available to the named executive officer’s beneficiary upon death at any time after retirement.

(7)	The amount in Columns (b) and (c) are payable to the beneficiary only if the death or dismemberment is deemed to be accidental. The amount listed in Column (c) assumes the maximum payout in the case of dismemberment.

(8)	The amount listed in Column (b) is payable to the beneficiary only if the death occurs during travel or is deemed accidental.

(9)	The amount listed in Column (a) assumes (i) retirement at age 60 with coverage of Ms. Dugan, (ii) a life expectancy for Ms. Dugan of 85 years and (iii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amount listed in Column (b) represents six months of COBRA medical and dental coverage premiums to be paid by us. The amount listed in Column (c) represents (i) a life expectancy for Ms. Dugan of 85 years and (ii) an 8% annual increase in coverage rates and represents the annual average medical premium payable by us. The amounts reflected in Columns (a) and (c) reflect the total premium minus a retiree contribution of 10% of the premium. The amount listed in Column (f) represents the present value as of September 30, 2008, of COBRA payments to be made by us.

(10)	The amount listed in Column (c) represents the total maximum benefit payable to Ms. Dugan in the event of a disability and represents the aggregate payment of her base salary, as of September 30, 2008, for twelve months.

(11)	The amount listed in Column (f) represents the maximum outplacement services reimbursement payable by us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if:

•	the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy;

•	the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

•	the transaction is approved by the disinterested members of the Board; or

•	the transaction involves compensation approved by our Compensation Committee.

In the event our management determines to recommend a related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chairman of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chairman) approves only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our shareholders, as the Audit Committee (or the Chairman) determines in good faith.

For purposes of this policy, “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

A “related person” is defined as:

•	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•	any person who is known to be the beneficial owner of more than 5 percent of any class of our voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5 percent beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5 percent beneficial owner; and

•	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5 percent or greater beneficial ownership interest.

Apart from the delivery of regulated natural gas service to any director or executive officer living in our service territory, there have been no transactions since the beginning of fiscal year 2008 between our directors or executive officers, either directly or indirectly, and us, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer, principal shareholder, or any affiliate thereof, is a party that would be material and adverse to us.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Item 2 on proxy card]

Item 2

The shares represented by the proxies will be voted for approval of the ratification of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as our independent registered public accounting firm (the “auditors”) to report to the shareholders on our financial statements for the fiscal year ending September 30, 2009. Each professional service performed by Deloitte & Touche LLP during fiscal year 2008 was approved in advance, and the possible effect on the auditors’ independence was considered by the Audit Committee. Information relating to fees paid to Deloitte & Touche over the past two years is set forth below.

The Audit Committee has retained Deloitte & Touche LLP to report to the shareholders on our financial statements for the fiscal year ending September 30, 2009. Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law, the Board, consistent with its past policy, considers it appropriate to submit the selection of an independent registered public accounting firm for shareholder approval. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of our Common Stock present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareholders do not approve the selection of Deloitte & Touche LLP, but may reconsider its selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended September 30, 2008 and 2007, by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) are shown in the following table:

	Fiscal Year Ended
	September 30,
	2008	2007

Audit Fees	$1,454,361	$894,500
Audit-related Fees	45,000	19,500

Total Audit and Audit-related Fees	$1,499,361	$914,000

Tax Fees	53,500	81,000
All Other Fees	—	—

Total Fees	$1,552,861	$995,000

Audit Fees.  Audit fees include professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements, including its assessment of our internal controls over financial reporting and the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor can reasonably provide to a client and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” For fiscal year 2008, amounts billed to us were primarily related to the preparation of an agreed-upon procedures letter in connection with a debt offering by NJNG and an audit of New Jersey Natural Gas Company Charity, Inc. (“NJNG Charity”), one of our charitable foundations. For fiscal year 2007, amounts billed to us were solely related to an audit of NJNG Charity.

Tax Fees.  Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research and advice supporting our efforts to maximize the tax efficiency of our operations for fiscal 2008 and 2007. The fees for fiscal year 2007 also include costs related to a cost segregation study of certain regulated fixed assets.

All Other Fees.  All other fees are fees for products or services other than those in the above three categories. Deloitte & Touche LLP did not provide any services other than those described above.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available on our website at http://investor.njresources.com. Paper copies of these documents may be requested by contacting our Corporate Secretary at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, NJ 07719.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Corporate Secretary as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our investor relations department as described above. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

Incorporation by Reference

Notes 8 and 9 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and Notes 9 and 10 to our Consolidated Financial Statements set forth in our Annual Report of Form 10-K for the fiscal year ended September 30, 2007, are hereby incorporated by reference into this Proxy Statement.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

RHONDA M. FIGUEROA
Corporate Secretary

Dated: December 12, 2008

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 20, 2009. Have your NEW JERSEY RESOURCES CORPORATION proxy card in hand when you access the web site and follow the instructions to 1415 WYCKOFF ROAD obtain your records and to create an electronic voting instruction form. WALL, NJ 07719 VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 20, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. If you vote by telephone or Internet, please do not send your proxy by mail. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NJRSC1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NEW JERSEY RESOURCES CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. A Proposals — The Board of Directors recommends a vote FOR all the nominees 0 0 0 listed and FOR Proposal 2. 1. Election of the following Directors that were named on the proxy slated for terms expiring in 2012. Nominees: 01) Donald L. Correll 02) M. William Howard, Jr. 03) J. Terry Strange 04) George R. Zoffinger For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal 0 0 0 year ending September 30, 2009. 3. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof. B Non-Voting Items For address changes and/or comments, please check this box and 0 write them on the back where indicated. Please indicate if you plan to attend this meeting. 0 0 Yes No C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. A IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proxy — New Jersey Resources Corporation 1415 Wyckoff Road, Wall, NJ 07719 Solicited on behalf of the BOARD OF DIRECTORS for the 2009 Annual Meeting of Shareholders The undersigned hereby appoints Rhonda M. Figueroa and Laurence M. Downes, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of New Jersey Resources Corporation to be held at 10:30 a.m., local time, on Wednesday, January 21, 2009, at the Hilton Parsippany, One Hilton Ct., Parsippany, New Jersey 07054 and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on this card to vote the shares of stock allocated to the account of the undersigned. The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees and FOR Proposal 2 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof. Address Changes/Comments: ___ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE